UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SIGNET JEWELERS LIMITED

(Name of Registrant as Specified In Its Charter)

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Signet Jewelers Limited

(Registered in Bermuda, No. 42069)

Registered Office:

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

Dear Shareholder	April 26, 2011

ANNUAL GENERAL MEETING (“Meeting”)

It is my pleasure to invite you to the 2011 Annual General Meeting of the Shareholders of Signet Jewelers Limited, which will be held on Thursday, June 16, 2011 at 11:00 a.m. EDT, at Hilton Akron/Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333, United States.

In accordance with best practice governance principles, at the Meeting you will be asked to approve an amendment to the Bye-laws of the Company providing for the annual election of Directors effective at the Meeting. In the event the amendment is approved, you will be asked to elect seven directors to the Company’s Board to serve until the 2012 annual general meeting of shareholders or until their respective successors are elected in accordance with the amended Bye-laws of the Company. The Shareholder vote required to approve this amendment is very high (75 percent of the outstanding shares). Our Board of Directors is committed to strong and effective corporate governance and so, in the event that the required majority is not reached, you will still be asked to elect seven directors to the Company’s Board, because each of the seven members of the Board intends to resign from the Board and offer himself or herself for election. In that event, four directors will retire in accordance with the current Bye-laws, and three directors will retire voluntarily. You are also being asked to appoint KPMG LLP, the US member firm of KPMG International, as our independent registered public accounting firm, in place of KPMG Audit plc, the UK member firm of KPMG International. This change is occurring in recognition that our accounting function is relocating to the United States. Further, we are asking you to approve the Signet Jewelers Limited Annual Performance Bonus Plan, which is designed to enable our Compensation Committee to grant incentive compensation that is not subject to the deduction limitation of Section 162(m) of the U.S. Internal Revenue Code. We are also providing Shareholders with an advisory vote to approve the compensation of named executive officers as disclosed in the Proxy Statement (referred to as a “Say-on-Pay” vote) and an advisory vote on the frequency of the Say-on-Pay vote (referred to as a “frequency vote”), pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Information regarding the matters to be voted upon at this year’s Meeting is contained in the Notice of Meeting and Proxy Statement which are included in the following pages.

The Company’s audited financial statements for the fiscal year ended January 29, 2011 (“Fiscal 2011”) as approved by the Board will be presented at the Meeting.

This year we are again taking advantage of the rules under the Securities Exchange Act of 1934 that allow companies to furnish proxy materials to Shareholders electronically by the internet. You will receive a notice regarding the availability of Proxy Materials (the “Notice”) by mail or email. You will not receive a printed copy of the proxy materials unless you specifically request one or have previously requested one. The Notice instructs you how to access and review all of the important information contained in the Proxy Statement, as well as how to submit your proxy electronically by the internet or, additionally for US Shareholders, by telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials which are included in the Notice. The Notice, form of proxy and form of direction include instructions on how you can access and review the Notice of Meeting and Proxy Statement on the Company’s website.

It is important that your shares are represented and voted at the Meeting, regardless of the size of your holdings. Your vote is important.

Sir Malcolm Williamson

Chairman

Notice of Annual General Meeting

Notice is hereby given that the 2011 Annual General Meeting (“Meeting”) of the Shareholders of Signet Jewelers Limited (the “Company”) will be held at the Hilton Akron/Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333, United States on Thursday, June 16, 2011 at 11:00 a.m. EDT, to consider the following items of business:

1.	To vote on a proposal to amend the Company’s Bye-laws to provide for the annual election of Directors in the manner contemplated in Appendix 1 to the Proxy Statement accompanying this notice.

2.	If proposal 1 is approved, to elect seven directors to the Company’s Board of Directors to serve until the next Annual General Meeting of the Company or until their respective successors are elected in accordance with the amended Bye-laws of the Company.

3.	If proposal 1 is not approved, to elect the four directors who will retire in accordance with the current Bye-laws of the Company and the three directors who will retire voluntarily.

4.	To appoint KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.

5.	To approve the Signet Jewelers Limited Annual Performance Bonus Plan.

6.	To hold a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).

7.	To hold a non-binding, advisory vote on the frequency of the Say-on-Pay vote.

In addition, we will consider the transaction of any other business properly brought at the Meeting or any adjournment or postponement thereof.

Each of the matters to be presented at the Meeting will be voted upon by poll.

The Company’s audited financial statements for Fiscal 2011 as approved by our Board will be presented at the Meeting.

The Board of Directors has fixed the close of business on April 14, 2011, as the record date for the Meeting. All Shareholders of record at the close of business on that date are entitled to notice of, and to be present and vote at, the Meeting and at any adjournment and continuation thereof.

Attendance at the Meeting will be limited to Shareholders of record, beneficial owners of Company Common Shares entitled to provide instructions to vote at the Meeting having evidence of ownership, proxies and corporate representatives of Shareholders, and invited guests of management. Any person claiming to be an authorized representative of a Shareholder must, upon request, produce written evidence of such authorization.

The Meeting will be conducted pursuant to the Company’s Bye-laws and rules of order prescribed by the Chairman of the Meeting.

By Order of the Board

Mark A. Jenkins

Group Company Secretary

Registered Office:

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

Registered in Bermuda No. 42069

April 26, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE REGISTER YOUR VOTE BY APPOINTING A PROXY ELECTRONICALLY BY INTERNET OR, FOR U.S. SHAREHOLDERS, BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE FORM OF PROXY OR ALTERNATIVELY MARK, SIGN AND DATE THE FORM OF PROXY IN ACCORDANCE WITH THE INSTRUCTIONS THEREON AND MAIL IT PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY VOTE IN PERSON IF YOU ATTEND THE ANNUAL GENERAL MEETING. YOUR PROXY IS REVOCABLE AT ANY TIME BY SENDING WRITTEN NOTICE OF REVOCATION OR BY SUBMISSION OF A PROPERLY EXECUTED PROXY BEARING A LATER DATE TO THE TRANSFER AGENT OR BY VOTING IN PERSON AT THE MEETING.

SIGNET JEWELERS LIMITED

SIGNET JEWELERS LIMITED

2011 Annual General Meeting of Shareholders

Registered in Bermuda No. 42069

April 26, 2011

PROXY STATEMENT

For

Annual General Meeting of Shareholders

To Be Held On June 16, 2011

This Proxy Statement (the “Proxy Statement”) is being furnished to the holders of Common Shares, par value $0.18 per share (the “Common Shares”) of Signet Jewelers Limited (the “Company” or “Signet”), a company registered in Bermuda, in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual General Meeting of Shareholders to be held on Thursday June 16, 2011 at 11:00 a.m. EDT, at the Hilton Akron/Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333, United States, and at any adjournments or postponements thereof (the “Annual General Meeting” or the “Meeting”). The purpose of the Annual General Meeting is to conduct the following items of business:

1.	To vote on a proposal to amend the Company’s Bye-laws to provide for the annual election of Directors in the manner contemplated in Appendix 1 to the Proxy Statement.

2.	If proposal 1 is approved, to elect seven directors to the Company’s Board of Directors to serve until the next Annual General Meeting of the Company or until their respective successors are elected in accordance with the amended Bye-laws of the Company.

3.	If proposal 1 is not approved, to elect the four directors who will retire in accordance with the current Bye-laws of the Company and the three directors who will retire voluntarily.

4.	To appoint KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.

5.	To approve the Signet Jewelers Limited Annual Performance Bonus Plan.

6.	To hold a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).

7.	To hold a non-binding, advisory vote on the frequency of the Say-on-Pay vote.

In addition we will consider the transaction of any other business properly brought at the Meeting or any adjournment or postponement thereof.

The Company’s audited financial statements for Fiscal 2011 as approved by our Board will be presented at the Meeting.

INFORMATION ABOUT ANNUAL GENERAL MEETING & PROXY VOTING

Electronic Delivery Of Proxy Materials

This year, the Company is again furnishing proxy materials to Shareholders electronically by internet. You will receive a Notice regarding the availability of Proxy Materials (“Internet Notice”) by mail or e-mail, and you will not receive a printed copy of the proxy materials, unless you specifically request one or have previously requested one. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Internet Notice or by any of the following methods: by internet at www.signetjewelers.com/shareholders, by telephone 808-776-9962 for US Shareholders or 0871 664 0300 for UK Shareholders; or by sending an e-mail to info@amstock.com for US Shareholders or ssd@capitaregistrars.com for UK Shareholders with “Proxy Materials Signet Jewelers Limited” in the subject line. We plan to mail the Internet Notice to Shareholders on April 27, 2011.

Record Date and Quorum

We first made available the proxy solicitation materials on April 26, 2011 by filing them with the United States Securities and Exchange Commission (the “SEC”) and posting them on our website, www.signetjewelers.com. We expect to begin to mail the proxy solicitation materials to Shareholders who requested hard copies on April 27, 2011.

Each outstanding Common Share entitles the holder thereof as of the close of business on April 14, 2011 (the “Record Date”) to one vote on each matter to come before the Annual General Meeting. As of the Record Date, excluding treasury shares, there were 86,408,697 Common Shares outstanding. There are no other outstanding voting securities of the Company other than the Common Shares.

The presence at the Annual General Meeting in person or by proxy of two holders of Common Shares outstanding and entitled to vote will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner with respect to such item. At the Annual General Meeting, the Group Company Secretary will determine whether or not a quorum is present.

Voting and Who May Vote

Voting on the matters to come before the meeting will be conducted by way of a poll. After each resolution has been introduced, Shareholders will have an opportunity to ask questions relating to the resolution. Voting on the specific resolution will be deferred to the end of the Meeting in order to simplify and aid the voting procedure other than Proposal 1 (Amendment of Bye-laws). The Company’s transfer agent, American Stock Transfer & Trust Company, will explain and conduct the poll on each resolution, count the votes and certify the results. The final figures of the proxy votes cast for, against and in abstention from the resolutions will be filed with the SEC and the London Stock Exchange and will be published on the Company’s website as soon as practicable, after the conclusion of the Meeting. Only Shareholders who were recorded in the register of Shareholders of the Company at the Record Date will be entitled to vote. Other than Shareholders, only proxies or corporate representatives are entitled to vote at the meeting. In order to do so, the proxy card must be signed by the Shareholder, or the proxy. Holders of depositary interests should see the paragraph headed “Electronic Voting through CREST for Depositary Interest Holders” below for details of the deadline to register their vote.

Electronic Voting Instruction through CREST for Depositary Interest Holders

This method of voting instruction is only open to persons who hold interests in the Company’s shares through depositary interests held in CREST outside the United States.

CREST Shareholders who wish to appoint Capita IRG Trustees (Nominees) Limited to vote on their behalf utilizing the CREST proxy voting service may do so for the Meeting and any adjournment(s) thereof by using the procedures described in the CREST manual. CREST personal Shareholders or other CREST sponsored Shareholders, and those CREST Shareholders who have appointed a voting service provider(s) should refer to their CREST sponsor or voting service provider(s), who will be able to take appropriate action on their behalf.

In order for a voting instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Voting Instruction”) must be properly authenticated in accordance with Euroclear UK & Ireland Limited’s specifications and must contain the information required for such instructions as described in the CREST manual. The CREST message must, in order to be valid, be transmitted so as to be received by Capita Registrars (CREST participant ID RA 10) no later than 72 hours before the time appointed for the holding of the Meeting or adjourned Meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the CREST message by the CREST Applications Host) from which the Company’s agent is able to retrieve the CREST message by enquiry to CREST in the manner prescribed by CREST. After this time any change of voting instructions through CREST should be communicated through other means.

CREST Shareholders and, where applicable, their CREST sponsors or voting service provider(s), should note that Euroclear UK & Ireland Limited does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Voting Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that the CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a CREST message is transmitted by means of the CREST system by any particular time. In this connection, CREST Shareholders and, where applicable, their CREST sponsors or voting service provider(s) is/are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system timings which can be found at www.euroclear.com/site/public/EU.

The Company may treat as invalid a CREST Voting Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Appointment of Proxies

A Shareholder entitled to attend and vote at the Meeting is entitled to appoint one or more proxies to attend, speak and vote on his behalf. A proxy may be appointed by returning a proxy card or by internet at www.signetjewelers.com, and, for US Shareholders, by telephone. For more information refer to the form of proxy card for instruction. A proxy need not be a Shareholder of the Company, but must attend the Meeting in person to represent the Shareholder. If a Shareholder appoints more than one proxy, each proxy must be appointed to exercise the rights attaching to different shares held by that Shareholder. If you do not nominate your own proxy, the Chairman of the Meeting will be appointed as your proxy.

To be valid, the form of proxy and any power of attorney or other authority under which it is signed must be received at the office of the Company’s registrars/transfer agents, American Stock Transfer & Trust Company Operations Center, 6201 15th Avenue, Brooklyn, NY 11219 for US Shareholders, or Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU for UK Shareholders, by 12:01 am EDT (5.01 am UK time) on June 16, 2011. Completing and returning a form of proxy will not prevent a Shareholder from attending and voting at the Meeting should he so wish. To change your proxy instructions you may return a new proxy appointment using the methods set out above. Where you have appointed a proxy using the form of proxy and would like to change the instructions using another form of proxy, please contact the Company’s relevant registrars. Where two or more valid separate appointments of proxy are received in respect of the same share in respect of the same Meeting, the one which is last sent will be treated as replacing and revoking the other or others.

Proxies

If you submit your proxy by mail, please ensure that the form of proxy is properly completed signed, dated and returned to the Company as directed by 12:01 am EDT (5.01 am UK time) on June 16, 2011, which is approximately 11 hours before the start of the meeting. The individual(s) identified as proxies thereon will vote the shares represented by the form of proxy in accordance with the directions noted thereon. Alternatively, you can appoint a proxy to cast your vote electronically by internet or, if you are a US Shareholder, by telephone as set out in the Internet Notice. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed form of proxy, in which no named proxy is appointed, will be voted as the Board of Directors recommends. The Company’s management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual General Meeting. If, however, other matters are presented, all proxies, in which no named proxy is appointed, will be voted in accordance with the recommendations of the Board of Directors.

Returning your completed proxy card or appointing a proxy electronically by the internet or by telephone will not prevent you from voting in person at the Annual General Meeting if you are able to attend and wish to vote.

Revocation of Proxy

You may revoke your proxy at any time before it is voted by sending written notice of revocation, or by submission of a properly executed form of proxy bearing a later date to the Company’s Registrars/transfer agents prior to the Annual General Meeting at: American Stock Transfer & Trust Company Operations Center, 6201 15th Avenue, Brooklyn, NY 11219 for US Shareholders or Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU for UK Shareholders or by attending the Annual General Meeting and giving notice of revocation in person.

Required Votes

Proposal One (Proposal to Amend the Company’s Bye-laws): Certain Bye-laws of the Company (including those relating to election of directors) cannot be rescinded, altered or amended without the affirmative vote of the holders of at least 75% of the outstanding Common Shares represented in person or by proxy. Abstentions and “broker non-votes” are not counted as votes cast for the purpose of amending the Bye-laws, and accordingly will have the effect of a no vote. In accordance with the New York Stock Exchange (“NYSE”) rules, brokers will be able to vote shares with respect to the amendment of the Bye-laws without instructions from the underlying Shareholders.

Proposal Two (Election of Seven Directors if Proposal 1 is Approved): The election of Directors is decided by the affirmative vote of a majority of the votes cast by the holders of Common Shares represented in person or by proxy at the Annual General Meeting entitled to vote in the election. Abstentions and “broker non-votes” are not counted as votes cast for the purpose of electing Directors. Accordingly, abstentions and “broker non-votes” will not be taken into account and, therefore, will not affect the outcome of the election of Directors. In accordance with the NYSE rules, brokers will not be able to vote shares with respect to the election of Directors without instructions from the underlying Shareholders.

Proposal Three (Election of Seven Directors if Proposal 1 is Not Approved): The election of Directors is decided by the affirmative vote of a majority of the votes cast by the holders of Common Shares represented in person or represented by proxy at the Annual General Meeting entitled to vote in the election. Abstentions and “broker non-votes” are not counted as votes cast for the purpose of electing Directors. Accordingly, abstentions and “broker non-votes” will not be taken into account and, therefore, will not affect the outcome of the election of Directors. In accordance with the NYSE rules, brokers will not be able to vote shares with respect to the election of directors without instructions from the underlying Shareholders.

Proposal Four (Appointment of KPMG LLP, Independent Registered Public Accounting Firm as Auditor): The affirmative vote of a majority of the votes cast by the holders of Common Shares represented in person or by proxy at the Annual General Meeting and entitled to vote on this proposal is required to appoint KPMG LLP as the Company’s independent registered public accounting firm as auditor to the Company until the end of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation. Abstentions and “broker non-votes” are not counted as votes cast for the purpose of the appointment of KPMG LLP. Accordingly, abstentions and “broker non-votes” will not be taken into account and, therefore, will not affect the outcome of the appointment of the Company’s independent registered public accounting firm. In accordance with NYSE rules, brokers will be able to vote shares with respect to the appointment of the Company’s independent registered public accounting firm without instructions from the underlying Shareholders.

Proposal Five (Approval of the Signet Jewelers Limited Annual Performance Bonus Plan): The affirmative vote of a majority of the votes cast by the holders of Common Shares represented in person or by proxy at the Annual General Meeting and entitled to vote on this proposal is required to approve the Signet Jewelers Limited Annual Performance Bonus Plan. Abstentions and “broker non-votes” are not counted as votes cast for the purpose of the approval. Accordingly, abstentions and “broker non-votes” will not be taken into account and, therefore, will not affect the outcome of the approval of the bonus plan. In accordance with NYSE rules, brokers will not be able to vote shares with respect to the bonus plan without instruction from the underlying Shareholders.

Proposal Six (Advisory Vote to Approve the Compensation of Named Executive Officers as Disclosed in the Proxy Statement): The affirmative vote of a majority of the votes cast by the holders of Common Shares represented in person or by proxy at the Annual General Meeting and entitled to vote on this proposal is required to approve, on a non-binding, advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement. The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Abstentions and “broker non-votes” are not counted as votes cast for the purpose of the advisory vote. Accordingly, abstentions and “broker non-votes” will not be taken into account and, therefore, will not affect the outcome of the advisory vote. In accordance with NYSE rules, brokers will not be able to vote shares with respect to the Say-on-Pay advisory vote without instruction from the underlying Shareholders.

Proposal Seven (Advisory Vote on the Frequency of the Say-on-Pay Vote): The option of one year, two years or three years that receives the highest number of votes cast by the holders of Common Shares represented in person or by proxy at the Annual General Meeting and entitled to vote on this proposal will be the frequency for the advisory vote on executive compensation that has been selected by Shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our Shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our Shareholders. Abstentions and “broker non-votes” are not counted as votes cast for the purpose of the advisory vote. Accordingly, abstentions and “broker non-votes” will not be taken into account and, therefore, will not affect the outcome of the advisory vote. In accordance with NYSE rules, brokers will not be able to vote shares with respect to the frequency vote without instruction from the underlying Shareholders.

Other Matters

Shareholder Proposals for Inclusion in the Proxy Statement for the 2012

Annual General Meeting

Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act will be considered for inclusion in the Company’s 2012 Proxy Statement and proxy card for the 2012 Annual General Meeting if the proposal is received in writing by the Group Company Secretary by no later than December 28, 2011. The notice of proposal must comply with the requirements established by the SEC, and must include the information specified in Bye-law 26 of the Company’s Bye-laws and must be a proper subject for Shareholder action under Bermuda law. A copy of the Company’s Bye-Laws may be found on the Company’s website, www.signetjewelers.com.

Notice of business to be brought at the 2012 Annual General Meeting submitted pursuant to Bye-law 26 of the Company’s Bye-laws must be received in writing by the Group Company Secretary between February 17 and March 18, 2012. Bye-law 26 of the Company’s Bye-laws sets forth the procedures (including, without limitation, advance notice requirements disclosed above) a Shareholder must follow to request that an item be put on the agenda of a general meeting of Shareholders.

Additionally, under Bermuda law, Shareholders holding not less than five percent of the total voting rights or 100 or more Shareholders together may require us to give notice to our Shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

Proposals should be sent to the Company at Clarendon House, 2 Church Street, Hamilton HM11 Bermuda, addressed to the attention of Mark A. Jenkins, Group Company Secretary.

Householding

Exchange Act rules allow the Company to deliver a single Internet Notice (or proxy materials and Annual Report on Form 10-K in the case of Shareholders who receive paper copies of proxy materials) to an address shared by two or more of our Shareholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. In order to take advantage of this opportunity, the Company and the banks and brokerage firms that hold your shares have delivered only one Internet Notice (or proxy materials and Annual Report on Form 10-K in the case of Shareholders who receive paper copies) to multiple Shareholders who share an address unless one or more of the Shareholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the Internet Notice (or, proxy materials and Annual Report on Form 10-K in the case of Shareholders who receive paper copies), to a Shareholder at a shared address to which a single copy of the document was delivered. A Shareholder who wishes to receive a separate copy of the Internet Notice (or proxy materials and Annual Report on Form 10-K in the case of Shareholders who receive paper copies), now or in the future, may obtain one, promptly and without charge, by addressing a request to, Signet Jewelers Limited c/o Signet Group Services Limited 15, Golden Square, London, W1F 9JG or by calling +44 (0) 20 7317 9700. You may also download a copy of each of these documents from the Company’s website www.signetjewelers.com. Shareholders of record sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner.

If you are the beneficial owner, but not the record holder, of Common Shares and wish to receive only one copy of these materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all Shareholders at the shared address in the future.

Solicitation of Proxies

The Company will bear the cost of the solicitation of proxies. The Company has instructed the firm of Innisfree M&A Incorporated to assist in the solicitation of proxies on behalf of the Board. Innisfree M&A Incorporated has agreed to perform this service for a fee of not more than $10,000, plus any out of pocket expenses. In addition, solicitation may occur by internet, by mail and/or by telephone. The Company will request banks, brokers and the custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company’s Common Shares of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain Directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration, by personal interview, mail, telephone, fax or email.

OWNERSHIP OF THE COMPANY

Except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the Common Shares reported.

Shareholders Who Beneficially Own At Least Five Percent

of the Common Shares

The following table shows all persons who were known to us to be beneficial owners (determined in accordance with Rule 13d-3 of the Exchange Act) of at least five percent of the Common Shares as of April 14, 2011. This table is based upon reports filed with the SEC. Copies of these reports are publicly available from the SEC on its website, www.sec.gov.

Name and address of beneficial holder	% of Class	Number of shares	Nature of holding
Group consisting of Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler and Carlene M. Ziegler 875 East Wisconsin Avenue Suite 800 Milwaukee WI 53202 USA	11.6	9,981,234	(1)

Sprucegrove Investment Management Ltd 181 University Avenue Suite 1300 Toronto Ontario Canada M5H 3M7	6.81	5,842,374	(2)

Select Equity Group, Select Offshore Advisors, LLC and George S. Loening 380 Lafayette Street, 6th Floor New York, NY 10003 USA	5.90	5,061,695	(3)

Investec Asset Management Limited 2 Gresham Street London EC2V 7QP England	5.86	5,028,945	(4)

FMR LLC 82 Devonshire Street Boston MA 02109 USA	5.86	5,023,062	(5)

Harris Associates L.P. Two North LaSalle Street Suite 500 Chicago IL 60602 – 3790 USA	5.28	4,527,040	(6)

None of the Company’s Common Shares entitle the holder to any preferential voting rights.

(1)	Based upon a Schedule 13G filed on February 10, 2011, by Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler and Carlene M. Ziegler (together, “Artisan”), the 9,981,234 shares reported in Artisan’s Schedule 13G have been acquired on behalf of discretionary clients of Artisan Partners Limited Partnership and Artisan Partners Holdings LP, including 9,163,359 shares over which there is shared voting power and 9,981,234 shares over which there is shared dispositive power.

(2)	Based upon a Schedule 13G filed on February 2, 2011, Sprucegrove Investment Management Ltd may be deemed to be the beneficial owner of 5,842,374 shares, including 321,617 shares over which there is shared voting power.

(3)	Based upon a Schedule 13G filed on February 15, 2011, Select Equity Group, Inc. (“Select”) may be deemed to be the beneficial owner of 3,961,733 shares, and Select Offshore Advisors, LLC (“Select Offshore”) may be deemed to be the beneficial owner of 1,099,962 shares. As the Chairman and controlling Shareholder of Select and the Manager of Select Offshore, George S. Loening has the power to vote or to direct the voting of and the power to dispose or direct the disposition of the securities owned by Select and Select Offshore. Accordingly, George S. Loening may also be deemed to be the beneficial owner of those securities.

(4)	Based upon a Schedule 13G filed on February 10, 2011, Investec Asset Management Limited, in its capacity as discretionary investment adviser to its various clients, may be deemed to be the beneficial owner of 5,028,945 shares owned by such clients or for such clients’ benefit.

(5)	Based upon a Schedule 13G filed on February 14, 2011, FMR LLC may be deemed to be the beneficial owner of 5,023,062 shares owned by various persons, who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares.

(6)	Based upon a Schedule 13G filed on January 7, 2011, by reason of advisory and other relationships with the person who owns the shares, Harris Associates L.P. may be deemed to be the beneficial owner of 4,527,040 shares.

Ownership by Directors, Director Nominees and Executive Officers

The following table shows the number of Common Shares of the Company beneficially owned (determined in accordance with Rule 13d-3 of the Exchange Act) as of April 14, 2011 by each current Director, each executive officer named in the Summary Compensation Table, and all of the Company’s executive officers and Directors as a group:

Name of beneficial owner	Common Shares(1)	Shares that may be acquired upon exercise of options within 60 days(2)	Total(3)
Sir Malcolm Williamson(4)	17,459	—	17,459
Michael W. Barnes(4)(5)(6)	66,329	—	66,329
Robert Blanchard(4)	10,359	—	10,359
Walker Boyd(7)	5,000	43,922	48,922
Terry Burman(8)	1,851	156,463	158,314
Dale Hilpert(4)	10,859	—	10,859
Marianne Parrs(4)	9,859	—	9,859
Thomas Plaskett(4)	7,864	—	7,864
Ronald Ristau(5)(9)	—	—	—
Russell Walls(4)	7,251	—	7,251
Mark Light(5)(9)	20,530	84,684	105,214
William Montalto(5)(9)	10,000	57,883	67,883
Robert Anderson(5)(9)	1,114	43,847	44,961

All Executive Officers and Directors as a group (16 persons)	169,287	486,484	655,771

(1)	No shares are pledged as security and all are owned directly.
(2)	Shares issuable upon the exercise of vested stock options.
(3)	All holdings represent less than 1% of the class outstanding.
(4)	Director.
(5)	Executive officer.
(6)	Did not serve as an executive officer during Fiscal 2011.
(7)	Former director and executive officer.
(8)	Director and Chief Executive Officer.
(9)	Does not include restricted stock subject to time-based vesting under the Company’s Omnibus Incentive Plan.

See Compensation Discussion and Analysis below for a discussion of the Company’s Common Share ownership policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership. Based solely upon a review of the copies of the forms furnished to us and written representations from our executive officers, Directors and greater than 10% Shareholders, we believe that during Fiscal 2011, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

PROPOSALS FOR THE ANNUAL GENERAL MEETING

PROPOSAL ONE

(Item 1 on the Proxy Card)

Amendment of the Bye-laws of the Company

On February 23, 2011, the Board of Directors voted to approve and to recommend to the Company’s Shareholders that they approve a proposal to amend the Company’s current Bye-laws to eliminate the requirement for one-third of the Directors or if their number is not three or a multiple of three, the number nearest to one-third to retire at every annual general meeting and to provide instead for the annual election of directors effective at the Annual General Meeting. If approved, the Shareholders will be asked to elect seven directors at the Annual General Meeting, each of whom will serve until the next annual general meeting of the Company or until his or her successor is duly elected (see Proposal 2). Because our board of directors is committed to strong and effective corporate governance, in the event that Proposal 1 is not approved, each of the seven members of the Board intends to resign from the Board and offer himself or herself for election to the Board (see Proposal 3). In such case, four directors will retire in accordance with the current Bye-laws of the Company and three directors will retire voluntarily.

Background of Proposal

This proposal is the result of an ongoing review of corporate governance matters by the Board. The Board, assisted by the Nomination and Corporate Governance Committee, considered the advantages and disadvantages of maintaining the current board structures (where approximately one-third of the Directors retire at every annual general meeting). The Board believes that the current board structure reduces accountability of directors to Shareholders as the structure limits the ability of Shareholders to evaluate and elect all directors on an annual basis. The election of directors is the primary means for Shareholders to influence corporate governance and annual election of the entire board of directors is in line with best corporate governance standards in the US and UK.

Text of Amendments

Paragraphs 40, 41 and 79 of the Company’s Bye-laws contain the provisions that will be affected if this proposal is adopted. Appendix 1 to this Proxy Statement shows the proposed changes.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY’S BYE-LAWS

PROPOSAL TWO

(Item 2 on the Proxy Card)

Election of Seven Directors if Proposal 1 is Approved

If our Shareholders approve Proposal 1 at the Annual General Meeting, our Shareholders will be asked to consider seven nominees for election to our Board of Directors to serve until the next annual general meeting of the Company or until their successors are duly elected. If our Shareholders do not approve Proposal 1, this Proposal 2 will not be submitted to a vote of our Shareholders at the Annual General Meeting, and instead Proposal 3 (Election of Seven Directors if Proposal 1 is Not Approved) will be submitted in its place. If Proposal 1 is approved, the amended Bye-laws of the Company will provide that at every Annual General Meeting, each member of the Board of Directors shall retire from office. This will commence with the 2011 Annual General Meeting. Biographical details for each of our current Directors, all of whom stand for election with the endorsement of the Board and the Nominating and Corporate Governance Committee, is set out below under “NOMINEES FOR DIRECTORS.”

PROPOSAL THREE

(Item 3 on the Proxy Card)

Election of Seven Directors if Proposal 1 is Not Approved

The Bye-laws of the Company currently specify that at every Annual General Meeting, a total of one-third of the Directors, or the nearest number to one-third, shall retire from office, as shall any Director who was not elected to the Board by Shareholders. If the Shareholders do not approve Proposal 1, each of the seven members of the Board intends to resign from the Board and offer himself or herself for election. Sir Malcolm Williamson, Dale Hilpert and Russell Walls will retire from the Board having been appointed in 2008, and offer themselves for election in accordance with the current Bye-laws of the Company. Michael W. Barnes, having been appointed to the Board since the last Annual General Meeting, will also retire in accordance with the Bye-laws and offer himself for election. Robert Blanchard, Marianne Parrs and Thomas Plaskett will voluntarily retire from the Board and also offer themselves for election.

Each of our current Directors, whose biographical details are set forth below under “NOMINEES FOR DIRECTORS”, offers himself or herself for election with the endorsement of the Board and the Nomination and Corporate Governance Committee.

NOMINEES FOR DIRECTORS

Set forth below is biographical information concerning each of our nominees for Director of the Company. (An asterisk connotates an Independent Director who satisfies the definitions of independence and has been affirmed by the Board as being independent in accordance with NYSE Listing Standards.)

Sir Malcolm Williamson*, 72, Chairman of the Board, appointed a director of the Company in 2005 and Chairman since June 2006. He was President and Chief Executive Officer of Visa International between 1998 and 2004 before which he was Group Chief Executive of Standard Chartered PLC from 1993 to 1998. He is Chairman of National Australia Group Europe Limited and Youth Business International Advisory Board. He is also Chairman of Friends Provident Holdings (UK) Plc, a non-executive director of National Australia Bank Limited and Friends Provident Group plc, a member of the Board of Trustees for The Prince of Wales International Business Leaders Forum and Chairman of the Cass Business School Strategy & Development Board. He was, until May 2008, a Director and Deputy Chairman of Resolution Plc, and until May 2008 and January 2010, respectively, a non-executive director of G4S PLC and of JP Morgan Cazenove Holdings. He was also Chairman of CDC Group plc until January 2010. Sir Malcolm joined the Board with a view to becoming Chairman. It was on the basis of his proven leadership skills and ability to take on the responsibility of Chairman of the Board that he was invited to do so, together with his previous Board and banking experience, which was a specialization that the Board did not have and one which was considered to be a benefit. The Board has concluded that Sir Malcolm should continue to serve on the Board for these reasons.

Robert Blanchard*, 66, Director, appointed to the Board of the Company in 2000. He was a Group Vice President of Procter & Gamble and President of its Global Skin Care and Cosmetics business until his retirement in 1999. He was an independent Director of Bandag Inc. and Best Buy Co. Inc. until May 2006 and June 2005, respectively. Mr. Blanchard was invited to join the Board as both his general management skills together with his marketing specialization were attributes the Board felt would add to the effectiveness of the Board. The Board has concluded that Mr. Blanchard should continue to serve on the Board for these reasons.

Dale W. Hilpert*, 68, Director, appointed to the Board of the Company in 2003. Mr. Hilpert has served on the Board of Ann Taylor Stores Corporation since 2004. He was Chief Executive of Williams-Sonoma, Inc. from April 2001 until his retirement in January 2003. Prior to this he was Chairman and Chief Executive of Foot Locker, Inc. which he joined as President and Chief Operating Officer in 1995. Mr. Hilpert was asked to join the Board in order that it might benefit from his general management and retail specific skills. The Board has concluded that Mr. Hilpert should continue to serve on the Board for these reasons.

Marianne Miller Parrs*, 67, Director, appointed to the Board in October 2008. Ms. Parrs has served on the boards of Stanley Black & Decker, Inc. (previously The Stanley Works Inc.), and CIT Group Inc. as an independent director since April 2008 and 2003 respectively. In addition, Ms. Parrs serves on the board of United Way of the Mid-South. Ms. Parrs retired in 2007 as Executive Vice President and Chief Financial Officer of International Paper Company where she had been since joining in 1974 as a Pension Trust Investment Manager and holding a number of positions before first being appointed Senior Vice President and Chief Financial Officer in 1995. She held this position until 1999 when she was appointed Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain and Investor Relations. She held this role for six years and she was also reappointed Chief Financial Officer in 2005. Previously Ms. Parrs was a Security Analyst at a number of firms including Merrill Lynch. The Board considered it necessary to recruit to the Board a director with substantial US financial reporting experience. The Board has concluded that Ms. Parrs should continue to serve on the Board for these reasons.

Thomas G. Plaskett*, 67, Director, appointed to the Board in October 2008. Since 1991 Mr. Plaskett has been Chairman of Fox Run Capital Associates, a private consulting firm focusing on financial advisory and corporate governance services for emerging companies. From 1999 until 2000 he served as the Chairman, President and Chief Executive Officer of Probex Corp, an energy technology company. He also served as Vice Chairman of Legend Airlines, from 1997 until 2001. Mr. Plaskett served as Interim President, Chief Executive Officer, and Acting Chief Financial Officer of Greyhound Lines for two years before becoming Chairman from 1995 until 1999, when the company was sold. Previously, he was Chairman, President and Chief Executive Officer of Pan Am Corporation from 1988 until 1991. Prior to that, Mr. Plaskett was President and Chief Executive Officer of Continental Airlines from 1986 to 1987. Mr. Plaskett also held several senior management positions at American Airlines and AMR Company between 1974 and 1986. Mr. Plaskett currently serves as a director of Alcon

Laboratories, Inc. and Radioshack Corporation and was a director of Novell Corporation until April 2010. Mr. Plaskett joined the Board as his considerable general management skills were considered to be an enhancement to the overall efficiency and effectiveness of the Board. The Board has concluded that Mr. Plaskett should continue to serve on the Board for these reasons.

Russell Walls*, 67, Director, appointed to the Board of the Company in 2002. He was Group Finance Director of BAA plc until his retirement in August 2002 and was the senior independent director of Hilton Group plc until May 2003 and Stagecoach Group plc until August 2006. Mr. Walls is a non-executive director of Aviva plc, is Treasurer of the British Red Cross Society and was a non-executive director of Delphic Diagnostics Limited until January 2010. He is a Fellow of the Association of Chartered Certified Accountants. Mr. Walls has considerable experience as a financial manager and as such has developed a financial expertise considered to be of significant benefit to the efficiency and effectiveness of the Board. The Board has concluded that Mr. Walls should continue to serve on the Board for these reasons.

Michael W. Barnes, 50, Chief Executive Officer and Director, was appointed to the Board in January 2011. Mr. Barnes joined the Company as Chief Executive Officer Designate on December 1, 2010, and succeeded Mr. Burman as Chief Executive Officer and Director upon Mr. Burman’s retirement on January 29, 2011. Prior to joining the Company, Mr. Barnes was President, Chief Operating Officer and a director of Fossil, Inc., having served in those and other executive capacities at Fossil since 1985, and as a director of Fossil since it became a public company in 1993. Mr. Barnes has diverse functional expertise, a broad retail skill set and substantial leadership experience, with responsibilities ranging from overseeing Fossil’s state-of-the-art international sourcing and supply chain operations to leading business development and managing the relationships with many of Fossil’s current retail and licensing/brand partners. The Board has concluded that Mr. Barnes should continue to serve on the Board for these reasons.

No Director is or was the subject of legal proceedings that are required to be disclosed pursuant to SEC rules.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE—NAMED NOMINEES FOR ELECTION AS DIRECTORS.

PROPOSAL FOUR

(Item 4 on the Proxy Card)

Appointment of Independent Registered Public Accounting Firm

Proposal 4 is to appoint KPMG LLP as independent auditor to the Company until the end of the next Annual General Meeting and to authorize the Audit Committee of the Board to determine its compensation.

Change in Independent Registered Public Accounting Firm

KPMG Audit Plc, the UK member firm of KPMG International (“KPMG UK”), has served as the Company’s long standing independent registered public accounting firm and auditor. In view of the fact that the Company’s accounting function will relocate from the UK to the US during Fiscal 2012, the Audit Committee believes a change from KPMG UK to KPMG LLP, the U.S. member firm of KPMG International (“KPMG US”), is appropriate.

The Audit Committee has selected KPMG US as the independent registered public accounting firm to audit the Company’s financial statements and effectiveness of internal control over financial reporting of the Company until the end of the next Annual General Meeting in 2012. While the Shareholders are required to appoint the independent auditor pursuant to Bermuda law, the Audit Committee is responsible for recommending which independent auditors should be appointed.

On March 28, 2011, the Audit Committee, in consultation with KPMG UK has determined to terminate the engagement of KPMG UK, effective May 1, 2011 and to appoint KPMG US as independent registered public auditor on an interim basis effective on the same date. If the Audit Committee’s selection of KPMG US is approved by Shareholders at the Annual General Meeting, KPMG US will be engaged until the conclusion of the next Annual General Meeting as the Company’s independent registered public accounting firm as of the day of the Annual General Meeting.

We have been advised by KPMG UK that KPMG UK (being the auditors of the Company for Fiscal 2011) have appointed Adam Wieder of KPMG US as their authorized representative to attend, speak and respond to appropriate questions (as the case may be) on behalf of KPMG UK at the Annual General Meeting and at any adjournment of the Meeting.

The audit reports of KPMG UK on the Company’s consolidated financial statements as of and for Fiscal 2010 and Fiscal 2011 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG UK on the effectiveness of internal control over financial reporting as of January 30, 2010 and January 29, 2011 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During Fiscal 2010 and Fiscal 2011, and the subsequent interim period through the date of the Audit Committee’s determination to transfer accounting responsibilities from KPMG UK to KPMG US, (1) there were no disagreements within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K between the Company and KPMG UK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG UK, would have caused KPMG UK to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements of the Company, and (2) there were no “reportable events” involving the Company within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Other than consultations during the normal course of the client auditor relationship described above, the Company has not, nor has anyone on its behalf, consulted KPMG US during Fiscal 2010 and Fiscal 2011 and the subsequent interim period through the date of the Audit Committee’s nomination of KPMG US regarding either (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, or (2) any matter that was either the subject of a disagreement within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as described in the preceding paragraph. Further, no written report or oral advice was provided by KPMG US to the Company that KPMG US concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

The Company provided KPMG UK and KPMG US with a copy of the foregoing disclosure and each has stated in response that it agrees with such disclosure in all respects.

Fees and Services of KPMG

The Audit Committee has adopted a policy requiring advance approval of the Company’s independent registered public accounting firm’s fees and services by the Audit Committee (subject to a de minimis amount). The Audit Committee reviews all approved services and fees at subsequent meetings. This policy also prohibits the Company’s independent registered public accounting firm from performing certain non-audit services for the Company including: (i) bookkeeping, (ii) systems design and implementation, (iii) appraisal or valuation, (iv) actuarial, (v) internal audit, (vi) management or human resources, (vii) investment advice or investment banking, (viii) legal services, and (ix) expert services unrelated to the audit. All fees paid to KPMG UK by the Company as shown in the table that follows were approved by the Audit Committee pursuant to this policy.

The following table presents fees for professional audit services rendered by KPMG UK for the audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting for Fiscal 2011, Fiscal 2010(1) and for its reviews of the Company’s unaudited condensed consolidated interim financial statements. This table also reflects fees for other services rendered by KPMG UK.

	Fiscal 2011	Fiscal 2010
	$million	$million
Audit Fees	1.2	1.2
Audit-related Fees(2)	0.5	0.3

Total Fees	1.7	1.5

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

(1)	Fiscal 2010 is the fiscal year ended January 30, 2010.

(2)	During Fiscal 2011 and Fiscal 2010, audit related fees consisted principally of assurance and audit related services that are reasonably related to the performance of the audit or review of financial statements.

PROPOSAL FIVE

(Item 5 on the Proxy Card)

Approval of the Signet Jewelers Limited Annual Performance Bonus Plan

Proposal 5 is to ratify and approve the adoption of the Signet Jewelers Limited Annual Performance Bonus Plan.

The Board of Directors has adopted the Signet Jewelers Limited Annual Performance Bonus Plan (the “Bonus Plan”), subject to Shareholder approval. The Bonus Plan is designed to provide performance based cash incentive awards to employees in order to attract, motivate, maintain and reward employees who have outstanding skills and abilities and who achieve superior performance. Under the terms of the Bonus Plan, a cash incentive compensation award may be paid to a participant upon satisfaction of specified performance goals for a particular performance period (as described below).

Description of the Bonus Plan

The following is a summary of the material features of the Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Plan, which are attached to this Proxy Statement as Appendix 2.

Purpose of Plan. The purpose of the Bonus Plan is to motivate and reward employees of the Company by providing for annual incentive bonuses if pre-established annual performance goals are achieved. The Bonus Plan is also intended to qualify as a performance-based compensation plan under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Bonus Plan shall be administered by the compensation committee (the “Committee”), each of whose members will be an outside director for purposes of Section 162(m) of the Code. The Committee has the authority (a) to select the employees eligible to participate in the Bonus Plan; (b) to establish and administer the Performance Goals (defined below) and bonus opportunities applicable to each participant and to certify whether the goals have been attained; (c) to construe and interpret the Bonus Plan and any agreement or instrument entered into under or in connection with the Bonus Plan; and (d) to make all other determinations that may be necessary or advisable for the administration of the Bonus Plan. Any determination by the Committee pursuant to the Bonus Plan shall be final and binding upon the participants, the Company, and all other interested individuals.

Eligibility

Eligibility to participate in the Bonus Plan shall be limited to employees of the Company who qualify as “covered employees” within the meaning of Code Section 162(m)(4) and United States Treasury Regulation § 1.162-27(c)(2) and such other employees, as determined by the Committee in its discretion. The Committee, in its discretion, shall designate in writing those eligible employees of the Company who shall participate in the Bonus Plan (each, a “Participant”) for any fiscal year or other period selected by the Committee no later than the applicable deadline (the “Determination Date”) for the establishment of Performance Goals (as defined below) under United States Treasury Regulation § 1.162-27(e). Designation as a Participant shall be conclusive for the fiscal year or period to which the designation applies whether or not such employee is deemed a “covered employee” (within the meaning of Code Section 162(m)) in respect of such period. Designation as a Participant for any fiscal year or period shall not entitle an employee to participate in the Bonus Plan for any other fiscal year or period.

Performance Goals

Establishment of Performance Goals. A Participant’s bonus shall be determined based on the attainment of written performance goals (the “Performance Goals”) established by the Committee as of the beginning of each of the Company’s fiscal years or other accounting periods selected by the Committee (“Performance Periods”). The Performance Goals shall be established (a) while the outcome for the Performance Period is substantially uncertain and (b) no later than ninety (90) days after the commencement of the Performance Period to which the Performance Goal relates (or, if the Performance Period is less than one (1) year, no later than the number of days which is equal to twenty-five percent (25%) of such Performance Period). The Performance Goals need not be the same for all Participants.

Performance Measures. Performance Goals shall be based on any of the following business criteria (the “Performance Measures”), either alone or in any combination, on either a consolidated or business unit or divisional level, as the Committee may determine: (a) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (b) net income; (c) operating income; (d) earnings per Share; (e) book value per Share; (f) return on Shareholders’ equity; (g) expense management; (h) return on investment; (i) improvements in capital structure; (j) profitability of an identifiable business unit or product; (k) maintenance or improvement of profit margins; (l) stock price; (m) market share; (n) revenues or sales; (o) costs; (p) cash flow; (q) working capital; (r) return on assets, (s) store openings or refurbishment plans, (t) staff training, and (u) corporate social responsibility policy implementation.

Any Performance Measure may be (i) used to measure the performance of the Company as a whole, any business unit thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. Subject to Section 162(m) of the Code, the Committee may adjust the Performance Goals (including to pro-rate goals and payments for a partial Performance Period) in the event of the following occurrences and may include such adjustments when setting a Performance Goal: (i) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies; (ii) mergers and acquisitions; and (iii) financing transactions, including selling accounts receivable.

Bonus Opportunity

No later than the Determination Date for each Performance Period, the Committee shall establish, in writing, the method for computing the amount of compensation that will be payable under the Bonus Plan to each Participant if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part. Such method shall be stated in terms of an objective formula that precludes discretion to increase the amount of the bonus that would otherwise be payable under the Bonus Plan. The method need not be the same for all Participants. Notwithstanding anything to the contrary contained herein, the Committee may exercise negative discretion (within the meaning of United States Treasury Regulation § 1.162-27(e)(2)(iii)(A)) with respect to any bonus payable hereunder to reduce any amount that would otherwise be payable hereunder. Except as expressly provided in a Participant’s employment agreement, a Participant must be employed on the last day of the Performance Period to be eligible to receive a bonus.

Maximum Bonus

The maximum amount of compensation that may be paid under the Bonus Plan to any Participant for any fiscal year shall be $4,000,000.

Certification of Performance Goals and Payment of Bonus

Certification by Committee. As soon as practicable after the close of the Performance Period and prior to the payment of any bonus, the Committee shall review the Company’s performance and certify in writing the extent to which the applicable Performance Goals have been achieved. In accordance with Code Section 162(m), for this purpose, approved minutes of the Committee meeting in which the certification is made are treated as written certification.

Payment of Bonus After Certification. Each bonus, to the extent earned, shall be paid in a single lump sum cash payment, less applicable withholding taxes, as soon as practicable following the Committee’s certification described in the preceding sentence. Payments under the Bonus Plan are intended to qualify as short-term deferrals under Code Section 409A and shall be made no later than the 15th day of the third month following the later of Signet’s taxable year or the Participant’s taxable year in which the bonus is no longer subject to a substantial risk of forfeiture (as defined under Code Section 409A); provided, however, that any payment that is delayed due to an event described in United States Treasury Regulation § 1.409A-1(b)(4)(ii), shall be paid as soon as practicable.

Funding

The Bonus Plan shall be unfunded. The Company shall not be required to segregate any assets to ensure payment of any bonus under the Bonus Plan.

Amendment and Termination

The Company may amend or terminate the Bonus Plan at any time; provided, however, that no amendment shall cause any performance-based bonus payable under the Bonus Plan not to qualify under Code Section 162(m).

Shareholder Approval

Payment of any bonus under the Bonus Plan shall be contingent upon approval of the Bonus Plan (including the applicable Performance Goals relating thereto), in a separate vote, by a majority of the votes cast on this issue by Shareholders (including abstentions to the extent abstentions are counted as voting under applicable Bermuda law). Unless and until such Shareholder approval is obtained, no bonus shall be paid pursuant to the Bonus Plan. To the extent necessary for purposes of Code Section 162(m), the Bonus Plan shall be resubmitted to Shareholders, for their reapproval with respect to bonuses payable for the taxable years of Signet commencing on or after the fifth (5th) anniversary of the initial Shareholder approval, or at such earlier time required by Code Section 162(m).

Effective Date

The Bonus Plan shall be effective on the date that Shareholder approval is received.

Interpretation and Construction the Bonus Plan

Any contrary provision of the Bonus Plan notwithstanding, (a) bonuses to be granted under the Bonus Plan are intended to qualify as “qualified performance-based compensation” under Treasury Regulation § 1.162-27(e) and (b) any provision of the Bonus Plan that would prevent any bonus under the Bonus Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall be disregarded. No provision of the Bonus Plan, nor the selection of any Participant participate in the Bonus Plan, shall constitute an employment agreement or affect the duration of any Participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Participant provides otherwise. All references in the Bonus Plan to sections of the Code or to Treasury Regulations shall be interpreted to include any amendment or successor provisions thereto. All bonuses awarded under the Bonus Plan shall be subject to the written policies of the Board, including any policy relating to the clawback of compensation, as they exist from time to time.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE BONUS PLAN.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Role of the Board

The Board is currently comprised of seven members. The Board’s prime objective is the sustainable enhancement of business performance and Shareholder value. It is responsible for determining all major policies, ensuring that effective strategies and management are in place, assessing Signet’s performance and its senior management, reviewing the systems of internal control and setting policy relating to social, ethical, environmental and other matters.

Separate and Independent Chairman

The Company has a Chairman of the Board who is separate from its Chief Executive Officer and whom the Board has determined to be independent under the listing standards of the NYSE. The Board considers it to be important for its effectiveness and efficiency to maintain a clear division of responsibilities between the running of the Board and the executive responsibility for the running of the Company’s business; therefore the Board has agreed that the roles of Chairman and Chief Executive Officer should be separate.

The division of responsibilities between the Chairman and the Chief Executive Officer has been specifically agreed by the Board.

In summary, the Chairman is responsible for:

•	effective running of the Board, including evaluating its performance and that of the individual Directors, and the Board’s compliance with corporate governance requirements and best practice;

•	reviewing, prior to their presentation to the Board by executive management, strategy, medium term plans and the annual budget;

•

reviewing, prior to their presentation to the Compensation Committee, the recommendations of the Chief Executive Officer regarding the compensation of senior executive officers and for making a recommendation regarding the compensation of the Chief Executive Officer;

•	maintaining contact with major Shareholders to understand directly their issues and concerns;

•	keeping the other independent Directors appropriately informed of developments within the business and Shareholders’ attitude toward the Company; and

•	safeguarding Signet’s reputation, and representing it both internally and externally.

Chief Executive Officer

In summary the Board has agreed that the Chief Executive Officer is responsible for:

•	the executive leadership of the business;

•	developing and presenting to the Board, strategy, medium term plans and budgets;

•	within this framework, the performance of the business;

•	complying with legal and corporate governance requirements, together with the social, ethical and environmental principles of Signet; and

•	making recommendations on the appointment and compensation of senior Executive Officers and management development.

Executive Sessions of Independent Directors

Independent Directors meet regularly in executive session without management participation. At those meetings the Chairman presides. This encourages open discussion. In addition, at least once per year the independent

Directors, excluding the Chairman, meet separately in executive session to consider the independent Chairman’s performance. At those meetings, Russell Walls, Chairman of the Audit, and Nomination and Corporate Governance Committees, presides.

Independent Directors Constitute a Majority of the Board

The Board currently comprises one executive Director and six independent Directors including the Chairman.

The Board has affirmatively determined that each of the following Directors is “independent” under the NYSE listing standards: Sir Malcolm Williamson, Robert Blanchard, Dale Hilpert, Marianne Parrs, Thomas Plaskett, and Russell Walls. In considering “independence” the Board considers any commercial, consulting, legal, accounting, charitable or any other business or non-business relationships that a Director or his or her immediate family may have with the Company. No such relationship exists for any of the independent Directors.

Self-evaluation

The Directors conduct an annual evaluation of the workings and efficiency of the Board and of each of the Board committees on which they serve and make recommendations for change, if required.

Director Attendance at Annual General Meetings

All of the Directors are required to attend the Annual General Meeting. The Board schedules a Board meeting on the date of the Annual General Meeting of Shareholders to facilitate attendance at the Annual General Meeting by the Directors. All of the Directors attended the Annual General Meeting held in June 2010, other than Thomas Plaskett, who although able to attend the Board Meeting scheduled just prior to the Annual General Meeting, was unexpectedly unable to remain for the Annual General Meeting.

Meetings and Attendance During Fiscal 2011

In Fiscal 2011, the Board met six times (including meetings by telephone). All incumbent Directors attended at least 94% of the aggregate number of meetings of the Board and those Board committees on which they served during their period of service in Fiscal 2011.

Communication with Directors

Any member of the public who wishes to send communications to the Board of Directors, the Chairman or any other individual Director may do so in writing, addressed to Mark Jenkins, Group Company Secretary c/o Signet Group Limited, at 15 Golden Square, London, W1F 9JG, UK. All such communications will be reviewed promptly by the Group Company Secretary and sent to the appropriate director or Committee Chair with a copy to the Chairman.

Transactions with Related Persons

The Board has adopted written policies and procedures for the review, approval or ratification of transactions in which the Company participates and in which any Director or executive officer, any nominee for election as a Director, or any five percent holder of the Company’s securities, or any immediate family member of such an officer, director or nominee or security holder, has a direct or indirect material interest. In determining whether to approve or ratify any such transaction the Board, on the recommendation of the Nomination and Corporate Governance Committee and/or the Audit Committee (dependent upon the nature of the transaction), would consider whether based on the specific facts and circumstances of the transaction, such a transaction would be in the best interests of the Company. Any transaction considered to jeopardize the independence of the Director, be contrary to law or regulation, or potentially create or give the appearance of a conflict of interest (also prevented by the Code of Ethics) would be prohibited.

The Company did not participate in any related person transactions in Fiscal 2011.

Risk Management

The identification of major business risks is carried out in conjunction with operational management and appropriate steps are taken to monitor and mitigate risks. The Business Risk Assurance Manager, who is not a named executive officer of the Company, co-ordinates the collection of risk management information and is responsible for assessing Signet’s day to day risk management processes and internal control structure, ensuring such processes satisfy the applicable standards in both the US and UK division. His findings are reported to the Audit Committee.

The Risk Management Committee (the “RMC”), which is chaired by the Business Risk Assurance Manager, has a written charter approved by the Board and its members include the Chief Financial Officer, the Group Financial Controller, the Divisional Chief Financial Officers and the Divisional Heads of Risk. The RMC meets at least four times a year and reviews Signet’s risk management processes, the consolidated principal risks identified by the Company, emerging issues and new regulations. The external auditor and the Chairman of the Audit Committee receive copies of all papers submitted to the RMC. The Business Risk Assurance Manager and the Chairman of the Audit Committee meet periodically to discuss key matters arising from Signet’s risk management process. A report from each RMC meeting highlighting any material non-compliance or emerging issue is provided to the Board. Risk and control committees also have been established at both divisional and corporate levels. The divisional committees are chaired by the divisional Chief Executive Officers and the corporate committee is chaired by the Chief Financial Officer. Each committee has a formalized charter and requires participation by the executive management teams. The Business Risk Assurance Manager attends all divisional and corporate risk management committee meetings to provide a consistent approach and independent review.

In its role in the oversight of risk management, the Board will on an annual basis: agree the prioritized risks impacting the Board and associated responsibilities; invite the Chief Executive Officer from each division to present to the Board their prioritized risks and strategies for risk mitigation; and review Signet’s internal controls and risk governance framework and developments thereof. In addition, on a periodic basis the Board reviews risk and internal audit updates provided by the Chairman of the Audit Committee and on a quarterly basis it reviews and discusses reports provided by the Business Risk Assurance Manager on divisional risk management activity.

Compensation Policies and Risk Taking

The Board has evaluated the policies and practices of compensating its employees and has determined that they are not reasonably likely to have a material adverse effect on the Company. The Board has reached this conclusion based on a number of factors, including an evaluation of the nature of the performance targets, concluding that the targets set for the strategic and financial development of the Company are appropriate in terms of short and long term horizons and that the allocation of the performance pay and the payments to be made to employees if the maximum target is achieved is not material either on an individual or aggregated basis and have been taken into account in establishing performance targets.

Corporate Governance Guidelines

The Company has adopted a set of corporate governance guidelines that address a number of corporate governance matters, in accordance with section 303A of the NYSE Rules and are available at www.signetjewelers.com/sj/pages/shareholders/corp-governance/cg-statement. The Company strives to act in accordance with the laws and customs of each country in which it operates; to adopt proper standards of business practice and procedure; to operate with integrity; and to observe and respect the culture of each country in which it operates. To that end, Signet has adopted a statement of social, ethical and environmental principles and supporting policies applicable to all officers and employees of the Company and complies with the requirements of the NYSE. In addition, Signet has a policy on business integrity, as well as more detailed guidance and regulations on Signet’s staff induction, training and operational procedures. These policies include a code of business conduct and ethics that is applicable to all directors, officers and employees as well as a Code of Ethics for the Chairman, CEO and senior officers. Copies of these codes are available from www.signetjewelers.com.

Internal Controls and Risk Management Systems

The Board exercises ultimate responsibility for Signet’s system of internal controls and for monitoring its effectiveness. The internal controls system is designed to safeguard shareholders’ investments and Signet’s assets, both tangible and intangible, including the reputation of Signet with its various stakeholders. Procedures are in place to ensure the maintenance of proper accounting records, the reliability of the financial information used within the business or for publication and the determination of disclosure obligations and of materiality. These procedures also cover disclosure on a timely basis of information to the investment markets. However, such procedures are designed to manage rather than wholly eliminate the risk of failure to achieve business objectives and can provide only reasonable, not absolute, assurance against material misstatement or loss.

Signet’s disclosure control procedures are designed to help ensure that processes and procedures for information management are in place at all levels of Signet. The disclosure control procedures aim to provide reasonable assurance that any information disclosed by Signet is recorded, processed, verified, and summarised appropriately and on a consistent basis. The procedures are also designed to provide reasonable assurance that information is accumulated and communicated to management to allow timely decisions to be made regarding required disclosure. Signet’s Disclosure Control Committee has formalised terms of reference and consult with Signet’s external advisers and auditor, as necessary. These procedures are designed to enable Signet to make timely, appropriate and accurate public disclosures. The activities and findings of the Disclosure Control Committee are reported to the Audit Committee and are subject to periodic internal audit review.

Key procedures designed to provide effective internal controls are:

•

Control environment—control is exercised through an organisational structure with clearly defined levels of responsibility and authority together with appropriate reporting procedures, particularly with respect to financial information, capital expenditure, investment, granting of guarantees and the use of treasury products as well as health, safety, environmental and customer service issues.

•

Reporting and information systems—Signet has a comprehensive budgeting and strategic planning system with an annual budget and strategic plan approved by the Board. Reported monthly trading results and balance sheets include the corresponding figures for the budget or revised forecast and for the previous year. Any significant variances are examined by divisional operating management and discussed with senior management, with action being taken as appropriate. A forecast of the full year’s results is updated regularly, based on performance to date and any changes in outlook. The senior executives regularly report to the Board on the development of the business, the competitive environment and any material breaches of procedure. Through these mechanisms, Signet’s performance is continually monitored, risks identified in a timely manner and their implications assessed.

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Control procedures—each operating division maintains documented financial and operating controls as well as procedures appropriate to its own business environment and in conformity with Signet’s guidelines. Each of the operating divisions has an internal audit function which primarily reviews the processes in the store operations but also reviews central service functions. The work of internal audit is monitored by senior divisional executives, and/or Signet management, the RMC and the Audit Committee.

•

Reviews of effectiveness—the Board, in addition to receiving summaries of the RMC reports, annually reviews the effectiveness of the internal controls system on the basis of a report from, and the recommendation of, the Audit Committee. Signet’s Disclosure Control Committee reports to the Audit Committee on a quarterly basis as to the effectiveness of the disclosure control procedures.

Board Committees

Certain matters are delegated to Board Committees, each with a charter setting out defined terms of reference, procedures, responsibilities and powers. The principal committees are the Audit, Compensation, and Nomination and Corporate Governance Committees. The composition of the Board Committees is set out below and the Group Company Secretary acts as secretary to each of them. Each of the Committees acts in accordance with its charter as adopted by the Board, which is reviewed annually and which is available on request from the Group Company Secretary or may be downloaded from www.signetjewelers.com.

The composition of the Board Committees, all members of which are independent under the NYSE listing standards, are as follows:

Audit Committee	Compensation Committee	Nomination and Corporate Governance Committee
Russell Walls (Chairman)	Robert Blanchard (Chairman)	Russell Walls (Chairman)
Dale Hilpert	Dale Hilpert	Robert Blanchard
Marianne Parrs	Thomas Plaskett	Marianne Parrs
Thomas Plaskett

As part of the Board’s succession planning process, the Board has agreed that with effect from the date of the Annual General Meeting, Mr. Plaskett will replace Mr. Blanchard as Chair of the Compensation Committee and Ms. Parrs will replace Mr. Walls as Chair of the Audit Committee. Mr. Blanchard and Mr. Walls will each continue to serve as a member of the Compensation and Audit Committees respectively.

Audit Committee

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial matters.

All of the members of the Audit Committee have significant financial experience as a result of senior executive positions held in other companies. The Audit Committee met nine times in Fiscal 2011.

The Board has determined that all members of the Audit Committee are financially literate, and that Mr. Walls is qualified as the “audit committee financial expert” within the meaning of SEC regulation.

The Audit Committee’s responsibilities include:

•	reviewing Signet’s financial statements, earnings releases and audit findings, and reviewing its accounting principles and policies;

•

recommending for appointment by Shareholders and terminating the Company’s independent registered public accounting firm, providing oversight of such firm, reviewing the quality-control procedures and independence of such firm and evaluating its proposed audit scope, performance and fee arrangements;

•	approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;

•	providing oversight of Signet’s system of internal control over financial reporting, disclosure controls and procedures and risk management;

•	reviewing the effectiveness of the Company’s internal auditors, and the Disclosure Control Committee; and

•	establishing procedures for complaints regarding accounting, internal accounting controls or auditing or other matters.

The Compensation Committee

The Compensation Committee’s responsibilities include:

•	setting the overall compensation policy which will attract and retain superior executives needed to deliver exceptional results;

•	setting specific compensation for the Chairman as well as the Chief Executive Officer, the Chief Financial Officer , the divisional CEOs, the Group Company Secretary and other executive officers;

•	recommending to the Board any amendment to the fee level or structure of fees paid to the independent Directors;

•

ensuring that executives are fairly rewarded for their individual contributions to the business, having due regard for the interests of Shareholders, Signet’s financial and commercial health and pay and other conditions throughout the business; and

•	approving any share based compensation awarded to any employees of the Company.

The Compensation Committee sets the compensation of the Chairman of the Board and of the Chief Executive Officer. The compensation of the Chief Financial Officer, the divisional CEOs and the Group Company Secretary and other executive officers, is set by the Compensation Committee based on recommendations made by the Chief Executive Officer after consultation with the Chairman. At the commencement of each fiscal year, the Compensation Committee sets annual performance targets for executive officers. Where executive officers are involved in assisting the Compensation Committee, care is taken to recognize and avoid possible conflicts of interest.

The compensation of the independent Directors is determined by the full Board on the basis of recommendations made by the Committee as a result of consultation with the Chairman and Chief Executive Officer. Such recommendations will be made after consideration of, among other factors, external comparisons, the time commitment and the responsibilities of the independent Directors.

The Compensation Committee met seven times during Fiscal 2011.

For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see “Compensation Discussion and Analysis” below.

The Nomination and Corporate Governance Committee

The Nomination and Corporate Governance Committee’s responsibilities include:

•	assisting the Board in the selection and nomination of Directors and other senior management;

•	reviewing the composition and balance of the Board and its Committees, as well as Board and senior management succession; and

•	assisting the Board in the consideration and development of appropriate corporate governance guidelines and other matters of corporate governance.

The Nomination and Corporate Governance Committee uses the services of external recruitment agencies to identify suitable candidates for senior executive posts and for all Board appointments with interviews carried out in accordance with a formal process.

The Nomination and Corporate Governance Committee has no formal requirements, standards, or a diversity policy in relation to the individuals that it nominates, but considers each candidate on his or her own merits. In evaluating candidates, the criteria that the Nomination and Corporate Governance Committee generally views as relevant and likely to consider includes experience, particularly experience that is specifically relevant to the business, or reflects a discipline or diversity that the Committee feels is either missing or would be particularly important to the Board’s effectiveness and efficiency. The candidate must also be able to demonstrate the highest personal and professional ethics and integrity and be prepared to commit to the time and effort on a consistent basis that are necessary to fulfill the duties and responsibilities of the position.

When the role of the Chairman or any matter relating to succession to that role is discussed, the Chairman may be consulted, but the responsibility for preparing a job specification and making any recommendation to the Board rests solely with the Nomination and Corporate Governance Committee, which also reviews a number of other senior appointments within Signet, such as that of the Group Company Secretary.

A Shareholder who wishes to propose an individual to the Nomination and Corporate Governance Committee for its consideration as a nominee for election to the Board may do so in writing to the Group Company Secretary, Signet Jewelers Limited c/o Signet Group Limited, 15 Golden Square, London, W1F 9JG UK. As more fully described in the Company’s Bye-laws, a Shareholder desiring to propose a person for election as a director must include in a written notice all of the information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required pursuant to Regulation 14A under the Exchange Act. This includes the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and the name and address of the Shareholder and the number of shares of the Company owned as of record by such Shareholder.

The Nomination and Corporate Governance Committee met six times in Fiscal 2011.

REPORT OF THE AUDIT COMMITTEE

The Company’s Annual Report to Shareholders on Form 10-K includes the audited consolidated balance sheets of the Company and its subsidiaries as of January 29, 2011, and January 30, 2010, and the related audited consolidated income statements, shareholders’ equity, accumulated other comprehensive income, and cash flows for each of Fiscal 2011, Fiscal 2010 and Fiscal 2009. These balance sheets and statements (the “Audited Financial Statements”) are the subject of a report by the Company’s independent registered public accounting firm, KPMG UK. The Audited Financial Statements are also available from www.signetjewelers.com.

The Audit Committee reviewed and discussed the Audited Financial Statements with the Company’s management and otherwise fulfilled the responsibilities set forth in its charter. The Audit Committee has also discussed with the Company’s management and independent registered public accounting firm their evaluations of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with KPMG UK the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol.1 AU Section 380), as amended by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received from KPMG UK the written disclosures and letter from KPMG UK required by applicable requirements of the Public Company Accounting Oversight Board and has discussed the independence of KPMG UK with that firm.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2011.

Members of the Audit Committee

Russell Walls (Chairman)

Dale Hilpert

Marianne Parrs

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

EXECUTIVE OFFICERS OF THE COMPANY

The Executive Officers of the Company are:

NAME	AGE	Position	Year Joined Signet
Michael W. Barnes	50	Chief Executive Officer	2010
Ronald Ristau	57	Chief Financial Officer	2010
Mark Jenkins	53	Group Company Secretary	2004
Mark Light	49	CEO US Division	1978
Robert Anderson	52	CEO UK Division	2000
William Montalto	64	COO US Division	1986
Robert Trabucco	56	CFO US Division	2003
Michael Povall	52	CAO UK Division	2002
Kenneth Pratt	49	CFO UK Division	2007
Kevin Ryan	53	Operations Director UK Division	2000
Sebastian Hobbs	41	Commercial Director UK Division	2011

Michael W. Barnes, 50, Chief Executive Officer and Director, was appointed to the Board in January 2011. Mr. Barnes joined the Company as Chief Executive Officer Designate on December 1, 2010 and succeeded Terry Burman as Chief Executive Officer and Director upon Mr. Burman’s retirement on January 29, 2011. Prior to joining the Company, Mr. Barnes was President, Chief Operating Officer and director of Fossil, Inc., having served in those and other executive capacities at Fossil since 1985, and as a director of Fossil since it became a public company in 1993.

Ronald Ristau, 57, joined Signet as Chief Financial Officer Designate on April 15, 2010, and became Chief Financial Officer on June 26, 2010. Prior to joining the Company he spent ten years with New York & Company, Inc., most recently as President, CFO and director. He has also held posts at Revlon, Inc., Playtex International, United Technologies Corporation and Peat, Marwick Mitchell & Co. Mr. Ristau is a Certified Public Accountant.

Mark Jenkins, 53, Group Company Secretary, was appointed in 2004. Previously, he was director and Company Secretary at COLT Telecom Group plc and Group Company Secretary at Peek plc. He is a barrister.

Mark Light, 49, became Chief Executive of Signet’s US division in January 2006 having been President and Chief Operating Officer of the US division from 2002. He joined Signet in 1978.

Robert Anderson, 52, became Chief Executive of Signet’s UK division in January 2003 having joined the Company as Chief Operating Officer of the UK division in August 2000. Mr. Anderson is a non-executive director of Provident Financial Plc. Prior to joining Signet, Mr. Anderson worked at Marks & Spencer Plc for 19 years, lastly as Business Unit Director.

William Montalto, 64, was promoted to Executive Vice President and Chief Operating Officer of the US division in 2006. Mr. Montalto had previously held the positions of Executive Vice President and Chief Administrative Officer (2002), Executive Vice President Strategic Services (1995) and Senior Vice President Management Information Systems & Distribution (1990), having joined the US division in 1986 as Vice President Management Information Systems.

Robert Trabucco, 56, joined the US division in 2003 as Executive Vice President and Chief Financial Officer of the US division. He had previously worked for KLS Associates, a retail consulting practice.

Michael Povall, 52, joined Signet’s UK division in April 2002. Prior to this, his career was predominantly in retail working in the food retail sector including roles in supply chain and retail operations. In his current role as Chief Administrative Officer of the UK division, he is responsible for IT, Human Resources and Central Facilities.

Kenneth Pratt, 49, re-joined Signet in April 2007 as CFO of the UK division, having first joined the Company in 1987 and was Group Financial Controller from 1991 until 1997. From 1997 to 2007, Mr. Pratt worked for a European Division of Liz Claiborne, Inc. in a number of positions with leadership roles spanning Finance, Retail Operations, Supply Chain, Human Resources and IT. In his current role as CFO of Signet’s UK division, Mr. Pratt is responsible for the Finance, Logistics, Corporate Sales and Compliance functions, as well as strategic planning.

Kevin Ryan, 53, joined Signet’s UK division in February 2000. Previously Mr. Ryan spent his career predominantly in retail fulfilling a number of field operational roles. As Operations Director of the UK division, Mr. Ryan is currently responsible for all store operations within the UK including management of the field team, property portfolio and the capital fit out program.

Sebastian Hobbs, 41, joined Signet’s UK division in March 2011. Prior to joining Signet, Mr. Hobbs worked in a number of retail companies, most recently at Blacks Leisure Group plc for 5 years. In his current role as Commercial Director of the UK division, he is responsible for marketing and purchasing of watches and jewelry for the UK division.

No Executive Officer is or was the subject of legal proceedings that are required to be disclosed pursuant to SEC rules.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CDA”) describes the objectives and the role of the Compensation Committee and further discusses the philosophy upon which the Compensation Committee bases its decisions in its endeavors to meet the objectives. It also describes the principles that are the foundation of the Company’s executive compensation policies and details the individual material elements of compensation awarded to, earned by, or paid to the named executive officers. Compensation for named executive officers residing in the US is paid in US dollars, while compensation for named executive officers residing in the UK is paid in pounds sterling.

Introduction

Signet’s compensation program has been designed to assist in achieving its business objective of consistently outperforming the specialty retail jewelry market segment and thereby deliver superior returns to Shareholders.

In order to accomplish a superior performance, we have to be able to employ, motivate and retain superior management. The primary compensation principle, therefore, is to target total delivered compensation at approximately the median of a customized group of comparator companies. Those companies are specifically chosen as they reflect various attributes similar to ours but also because they pose a potential threat as to solicitation of our executives if their compensation is not competitive. Executives are paid in a range related to that median dependent upon experience and proven ability to consistently deliver a superior performance. The Company does not conduct any wealth accumulation analysis in determining executive compensation.

Our named executive officers have considerable individual and collective experience, both general and specific. Although some are new to Signet, all of our named executive officers have a proven track record of superior performance. The aggregate total direct compensation at target performance places the compensation of the named executive officers, at approximately the 54th percentile of the comparator company median.

A number of sub-principles have also been developed as follows:

1.	The compensation program must align the interests of senior management with those of Shareholders. This is achieved by delivering approximately 60% of total compensation for named executive officers as incentives dependent on factors that should produce long-term share price growth.

2.	The only element of guaranteed pay is base salary with the percentage of at risk compensation increasing in line with the responsibility and experience of each executive. Base salary accounts for only 33% of the annual value of the Chief Executive Officer’s potential total cash compensation versus approximately 40% for other named executive officers.

3.	Elements of compensation that are at risk should separately reward both annual and multi-year performance as well as reward exceptional performance. This is achieved through the annual bonus plan, which represents approximately 20% to 25% of the named executive officers’ target total direct compensation, together with awards of performance restricted stock units, which account for approximately another 15% to 20% of the total.

4.	Compensation should include a retention component, which encourages high performing executives to remain with the Company. An award of service-based restricted stock which accounts for approximately 15% to 20% of named executive officers total compensation and which doesn’t vest until the third anniversary of the grant, strengthens the retention value of the compensation.

5.	The compensation program should be simply constructed and easily understood so that the named executive officers are in no doubt as to the performance requirements and their relationship to the level of payments and therefore remain motivational.

6.	The compensation program should encourage all senior executives to build a substantial holding of the Company’s shares.

The Committee has awarded compensation in Fiscal 2011 on the basis of continuing superior performance. The Company has continued to increase profitable market share during the year in the face of an uncertain economic outlook, which reflects the strong performance of the Company in Fiscal 2011: positive free cash flow (determined as described in the Company’s Annual Report on Form 10-K for Fiscal 2011) of $315.8 million (excluding a make whole payment resulting from the Company’s prepayment of its then outstanding private placement notes in November 2010); an increase in income before income tax of 50.9% (excluding the make whole payment) with basic diluted earnings per share of $2.32 ($2.66, excluding the make whole payment), and year end net cash (determined as described in the Company’s Annual Report on Form 10-K for Fiscal 2011) of $271.1 million.

The Role of the Compensation Committee

The Compensation Committee’s role is to set the compensation for Signet’s named executive officers to ensure that they are fairly rewarded for their individual contributions to Signet’s performance having due regard to the interests of Shareholders, the financial and commercial health of the business and pay and conditions throughout Signet. It is also the role of the Committee to ensure that Signet’s compensation remains competitive.

Surveys are undertaken on a regular basis to ensure that total compensation packages remain in the percentile range close to the comparator company median described herein. Recognizing that approximately 80% of Signet’s sales and profits are generated in the US, and that significant differences in compensation practices exist between the US and the UK, separate surveys are conducted in each country.

The Role of Compensation Consultants

The Compensation Committee regularly uses external professional advice and annually uses competitive market surveys conducted independently in both the US and in the UK.

The Committee has retained PayGovernance (formerly part of Towers Watson) as advisers who were not retained by Signet in any other capacity in Fiscal 2011 such that would require additional disclosure. PayGovernance is a human resources and compensation consulting firm which assists the Compensation Committee in its review, evaluation and analysis of Signet’s executive compensation program. In this role, PayGovernance collects relevant market data in order to assist the Compensation Committee in delivering effective and competitive executive compensation. PayGovernance also advises the Compensation Committee on the best ways of motivating, rewarding and retaining executives in terms of both short and long term performance and advising the Committee of the most effective way of linking the interests of management and Shareholders.

PayGovernance collects market data of compensation programs both within and outside the retail sector. In analyzing the market data provided by PayGovernance, the Compensation Committee focuses on established peer groups of companies for benchmarking purposes. The Compensation Committee annually reviews the composition of the peer groups in order to ensure that they continue to comprise appropriate representative companies. The Committee did so in Fiscal 2011 and a customized group of retail peers was used in assessing the compensation of Signet’s Chief Executive Officer. The peer group was based upon the following criteria:

•	peer focus on retailers with international operations, headquartered in the US and listed on a US stock market;

•	the median peer has total sales similar to Signet’s;

•	most peer companies revenue ranges from half to twice the Company’s revenue; and

•	approximately half of the peers generate higher and half lower sales than Signet.

The peer group used for assessing the compensation of Signet’s Chief Executive Officer and Chief Financial Officer is:

Nordstrom Inc., Bed Bath and Beyond Inc., Foot Locker Inc., Barnes & Noble Inc., Liz Claiborne Inc., Jones Apparel Group Inc., Collective Brands Inc., Williams-Sonoma, Inc., Coach Inc., Saks Inc., American Eagle Outfitters Inc., Tiffany & Co., Phillips Van Heusen Corporation, Ann Taylor Stores Corporation, Zale Corp., The Talbots Inc., Pier 1 Imports Inc., Abercrombie & Fitch Co., and Charming Shoppes Inc.

For the assessment of the UK named executive officers, PayGovernance collected data from a customized group of companies that participated in the Towers Watson Top Executive remuneration survey for the UK. This survey includes executives employed in general industry, which was until this year used to assess the compensation of the former Group Finance Director (who retired in June 2010), and retail industry, which was used to assess the compensation of the CEO of the UK division. With the recruitment of a US based Chief Financial Officer, it was no longer appropriate to use this survey and instead the same US peer group that was used to assess the Chief Executive Officer’s compensation was also used to assess compensation of the Chief Financial Officer.

For the assessment of the current US named executive officers, i.e., the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer of the US division, the Retail/Wholesale Executives Database within the PayGovernance Compensation Database was used, which provides compensation data for a variety of retail and wholesale companies located in the US.

PayGovernance has also been used to provide data to the Compensation Committee in relation to the compensation structure and pay practices for independent directors of US companies.

The Allocation of Executive Compensation

It is the objective of the Compensation Committee to deliver and maintain a competitive executive compensation program in accordance with its compensation principles. The Compensation Committee has established an executive compensation program that provides a broad mix of overall direct compensation (base salary, short term incentive compensation in the form of an annual cash bonus and long-term incentive compensation in the form of an equity interest) for its named executive officers.

In allocating the various elements of total compensation, the Compensation Committee seeks to ensure that the greater the responsibility and direct influence over the performance of the Company an executive officer has, the more their total compensation will be weighted toward incentive payments. The Compensation Committee evaluates the annual compensation benchmarking data, with total remuneration, including base salary and incentive based payments, being targeted at the median of industry total compensation of the comparator group as determined by the benchmarking process, along with other factors such as an executive officer’s level of experience, the Company’s desire to retain the executive, the availability of replacement personnel, as well as the individual’s responsibilities and actual performance. Responsibility for external factors that potentially have an impact on the results of the Company will also be considered. The various elements of a named executive officer’s compensation package are then allocated as a percentage of base salary.

The Compensation Committee reviews and evaluates the impact of tax laws, accounting changes and similar factors affecting the Company’s executive compensation program. The Committee believes that ordinarily it is in its best interests to retain maximum flexibility in the compensation programs to enable the Company to appropriately reward, retain and attract the executive talent necessary for success. To the extent these goals can be met in a tax and accounting efficient manner, the Committee will endeavor to do so. However, the Board and the Compensation Committee believe it is important to retain the flexibility to provide compensation that is appropriate in the circumstances, taking all relevant matters into consideration.

Performance Criteria

For performance based compensation, the Compensation Committee reviews proposed performance measures and targets in order to effectively motivate management and drive the creation of Shareholder value, while seeking to ensure that the targets are set at a level that is stretching but not out of reach. Bonuses are reviewed annually to confirm that they remain appropriate and clearly aligned with business strategy and objectives.

The Compensation Committee believes that the choice of performance measures should be made in the context of Signet’s business strategy, reflect Signet’s particular circumstances and be related to overall corporate performance. In certain circumstances it may be appropriate to set performance criteria that are specific to individual roles within the corporate strategy.

The Compensation Committee believes that where performance criteria are used they should be: easily understood; directly linked to the performance of the Company or the relevant business unit; directly influenced by management’s actions; able to incentivize the efficient use of capital; and, for long term awards, be equity based. In assessing actual performance, it is the Compensation Committee’s policy to measure the Company or relevant business unit’s results on the basis of constant exchange rates so that executive officers neither benefit from, nor are penalized by, exchange rate fluctuations over which they have no control.

The vesting of incentive awards will normally be subject to the participant’s continued employment within the business until the end of the performance period. However, partial vesting pro-rata to the length of time since grant may occur at the end of the performance period if the participant’s employment within the business ends before the end of the performance period on account of death, redundancy, retirement, injury, disability or other circumstances as determined by the Compensation Committee, provided that it is satisfied that the performance conditions have been fulfilled in respect of the period from the date of grant of an award to the date of cessation of employment.

Compensation Overview, Objectives and Key Features

The Compensation Committee has established an executive compensation plan that contains the following key components:

Component	Objective	Key Features
Base Salary	Provides a minimum level of pay that is not at risk that sustained individual performance warrants. A competitive base salary is important to attract and retain an appropriate caliber of talent for any given position.	Designed to retain key Executive Officers by being competitive but is not considered to be the primary means of recognizing performance.

Annual bonus	Motivate and reward achievement of annual financial results. Compensation aimed at recognizing short-term performance against established annual financial performance goals of the Company.	Cash payments dependent on the degree of achievement against an annual performance target. This element is payable in the year following the year in which it was earned.

Long-term incentives (time and performance-based restricted shares, units and share options)	Align management interests with those of Shareholders; retain executive officers; motivate and reward achievement of sustainable earnings growth.	Time based restricted shares and restricted share unit awards vest upon the continuance of service; performance based restricted share units require achievement of Company financial goals over a three-year performance period and require continued service. Share option awards vest over three years of continued employment (although, as further discussed, no share options were granted in Fiscal 2011).

An additional component of the compensation plan is the provision of a benefits package which consists of a pension, health and life insurance and has the objective of retaining executive officers over the course of their careers.

Elements of Executive Compensation

Based upon the policies, principles and philosophy described above, the Compensation Committee has designed, developed and implemented an executive compensation program that it believes provides executive officers with total compensation that adequately rewards the executive for his or her contribution in achieving superior corporate performance and increasing the share price. Each of these elements is described below.

(a) Base salary

The Committee determines the salaries for each named executive officer as one part of a competitive total compensation program designed to attract and retain the Company’s named executive officers.

Each named executive officer receives a fixed level of base annual salary, which is paid monthly, as compensation for services rendered during the fiscal year. Base salary encourages and rewards attainment of individual performance. The level of base salary also recognizes and is a reflection of experience, expertise, responsibility, seniority and leadership qualities, as well as individual achievements and accomplishments and other significant contributions to the achievement of corporate performance targets. The Compensation Committee has established the base salary range as derived from the benchmarking process in accordance with the Company’s Compensation Principles. This benchmarking is based upon market data of comparable companies described above, trends and geographic location of each position, as well as the movement of base salary within the business or division as a whole. Base salary ranges are monitored to ensure that attraction, retention and motivational objectives are maintained.

For Fiscal 2012, the Compensation Committee determined to increase the base salaries for the continuing named executive officers following the benchmarking analysis, and specific levels of increase were determined by the Committee’s evaluation of the named executive officer’s performance of his particular executive role. The increases placed the aggregate total direct compensation at target performance at approximately the 54th percentile of the comparator peer companies. The annual base salaries for Fiscal 2012 were set as follows: Mr. Light—$911,750 an increase of 6%, Mr. Montalto—$648,000 an increase of 6%, and Mr. Anderson—$584,350 an increase of 4%. Mr. Ristau, who joined Signet as Chief Financial Officer designate on April 15, 2010, and became Chief Financial Officer following Mr. Boyd’s retirement in June 2010, was paid an annual salary of $650,000 for Fiscal 2011. The Compensation Committee set Mr. Ristau’s salary for Fiscal 2012 at $682,000, an increase of 5%. Mr. Barnes joined the Company as Chief Executive Officer Designate on December 1, 2010 and became Chief Executive Officer following Mr. Burman’s retirement on January 29, 2011 with a salary of $1,050,000. For Fiscal 2012, the Compensation Committee did not increase Mr. Barnes’ salary.

(b) Annual bonus

Annual bonus performance targets are set by the Compensation Committee each year. In determining the performance target at the commencement of each year, the Compensation Committee gives consideration to relevant market data, i.e. market positioning both of the annual bonus as an element of the total compensation and the positioning of the Company in its sector and in comparison to its competitors, as well as its current business plans. There is a maximum bonus level set each year on such awards, which is equal to twice the target level, and a threshold performance below which no payments are made.

This incentive program has been developed specifically to focus management on the achievement of each year’s performance objectives. The annual incentive is based on a pre-determined formula either on a divisional basis or a group basis which is a combination of the divisional performance, depending upon the named executive officer’s particular responsibilities. The annual incentives for Mr. Barnes and Mr. Ristau are based (and for Mr. Burman and Mr. Boyd, were based) upon Company performance with a proportion of the bonus based on the performance of each of the divisions, while the annual incentive for Mr. Light and Mr. Montalto is based solely on the performance of the US division as that is where their responsibilities are. Similarly, the annual incentive for Mr. Anderson is based solely upon the performance of the UK division for the same reason.

Annual bonus Fiscal 2011

In setting the performance criteria for Fiscal 2011, the Compensation Committee agreed that it was appropriate to determine the entire bonus on profit measures equal to targeted operating profit, as the main focus should be on driving profit.

The financial performance measure for the annual bonus plan for Fiscal 2011 upon which 100% of the total annual bonus capacity could be earned was based on target operating profit for each division set at the beginning of the bonus period. The bonuses for the corporate executive officers were calculated on the same basis proportionately on the divisional results and for UK divisional results, were calculated on a constant exchange rate basis. The level of achievement, between 85% and 115% of the performance target over the period determined the level of the award that was paid. No bonus was paid for achievement at or below 85% of the performance target and performance in excess of 115% of the target will not increase the bonus above the maximum amount. Bonus target and potential maximum entitlement opportunities for the named executive officers remain at the same levels as a percentage of base salary as for Fiscal 2011 (See chart on Page 36 for more details).

Having reviewed the performance achieved against the performance criteria set by the Compensation Committee at the beginning of the period, the Committee determined as part of the Fiscal 2011 year end process in March 2011 that each performance measure had been met and exceeded at the maximum level in the US division but at the UK divisional and Group level at 61.5% and 90.4% respectively. Accordingly, the Committee approved bonus payments as follows:

	Operating Profit
	Target $	Max $	Achieved $
US Criteria	246,000,000	282,900,000	342,679,000
UK Criteria	55,180,000	63,395,000	57,066,000

Terry Burman	1,721,000	3,442,000	3,111,568
Michael W. Barnes(1)	—	—	—
Walker Boyd(2)	149,838	299,676	270,907
Ronald Ristau	390,000	780,000	705,120
Mark Light	517,860	1,035,720	1,035,720
Robert Anderson	281,939	563,878	346,785
William Montalto	305,000	610,000	610,000

(1)	Mr. Barnes was not eligible for a bonus for Fiscal 2011, as he did not join the Company until December 1, 2010.

(2)	Bonus amount was pro-rated to reflect Mr. Boyd’s retirement in June 2010.

Annual bonus Fiscal 2012

In setting the performance criteria for Fiscal 2012, the Compensation Committee agreed to adopt the same performance measure that had been employed for Fiscal 2011 as it was still considered appropriate to determine the entire bonus on profit measures equal to targeted operating profit, as the main focus should still be on driving profit. For Fiscal 2012, the Compensation Committee determined the performance criteria based upon the achievement of targeted operating profit.

Therefore the financial performance measure for the annual bonus plan for Fiscal 2012 upon which 100% of the total annual bonus capacity may be earned is based on target operating profit for each division set at the beginning of the bonus period. The bonuses for the corporate executive officers will be calculated on the same basis as for Fiscal 2011, namely proportionately on the divisional results and calculated on a constant exchange rate basis as appropriate. However, the Compensation Committee did consider that it was appropriate to reconsider the range between which a bonus can be achieved to reflect the specific economic and operational position of each division. Therefore, bonuses for executive officers in the US division have been tightened and concentrated so that bonuses will not begin to be earned until a greater amount of the performance target is achieved, although maximum bonus can be achieved earlier. For Fiscal 2012, the level of achievement between 92% and 110% of the performance target over the period will determine the level of the award that is paid. In the UK division, the range has been expanded to reflect the specific economic requirements of driving targeted operating profit. Therefore, in Fiscal 2012, bonuses for executive officers in the UK division can be earned between 85% and 110% of the performance target over the period. Bonus target and potential maximum entitlement for the named executive officers remain at the same levels as a percentage of base salary as for Fiscal 2010 and 2011.

Executive(1)	Position	Target Incentive as a percentage of Base Salary	Maximum Incentive as a percentage of Base Salary
Michael W. Barnes	Chief Executive Officer	100	200
Ronald Ristau	Chief Financial Officer	60	120
Mark Light	CEO US Division	60	120
Robert Anderson	CEO UK Division	50	100
William Montalto	COO US Division	50	100

(1)	Mr. Burman and Mr. Boyd retired from the Company prior to Fiscal 2012.

(c) Long Term Incentive Plans

The Compensation Committee believes that long term share based incentives are appropriate and necessary measures to properly focus the executive officers on long term results and align the interests with those of Shareholders. In determining the construction of the long term incentive each year, the Compensation Committee chooses from three main elements (1) time-based restricted shares, designed to incentivize executives to remain with the Company; (2) performance-based restricted units awarded on the basis of performance against targets set over a three year period; and (3) traditional share options which achieve value only if management action produces growth in share price.

Long Term Incentive Grants Fiscal 2011

In order to provide balance to the Company’s long-term incentives, the Committee determined that as a general rule the ratio of the estimated value of time based restricted shares, performance-based restricted share unit grants and the estimated value of share option grants should be as nearly equally split as practicable. However market conditions at any given time may require that one or more of the elements of the long term incentive plan be reduced in value or even temporarily suspended. After consideration, the Compensation Committee determined that, in line with Fiscal 2010 grants, incentive grants for Fiscal 2011 should not include the share option element due to the depressed share price at that time and the Committee’s concern that named executive officers potentially could unfairly benefit from a correction in the market. As a result, long-term incentive compensation granted in Fiscal 2011 was split equally between time based restricted share grants requiring that named executive officers remain in employment for three years from the time of grant and performance based share units requiring not only that named executive officers remain in employment for three years from the time of grant but also achieve performance criteria over that three year period, at which time the performance based restricted stock units will cliff vest. The Committee determined that the performance targets would be over three years and based upon the achievement of targeted operating profit, either on a divisional basis for divisional named executive officers or on a blend of the two, similar to the short term bonus for corporate named executive officers discussed above. Named executive officer participants can earn between 0% to 200% of their performance based grant based on results that range from 85% to 115% of annual targeted operating profit on a cumulative basis. The first and second year operating targets were in accordance with the target set for Fiscal 2010 and 2011 and the subsequent years would also be based upon target operating profit and will be agreed by the Board at the commencement of the relevant fiscal year. This was agreed at the time of grant so as to better assess the prevailing economic environment and therefore apply meaningful and relevant performance targets at the relevant time.

The level of achievement, between 85% and 115% of the performance target on a straight line basis over the period will determine the amount of the award between nil and maximum that vests on a cliff vesting basis. The Compensation Committee considered it to be important that there was a sliding scale of achievement rather than all or nothing so as to adequately compensate named executive officers for actual performance against the criteria.

Share option and long term incentive plan grants to executive officers are set out in the tables below.

Generally grants are made at the same time as the annual compensation reviews, although in Fiscal 2010 they were delayed pending Shareholder approval of the Omnibus Incentive Plan. As the restricted share and performance unit grants would in effect be full value awards, the grant amounts were determined based upon the award methodology for all participants, which was equal to the historic Black Scholes valuation applied to the previous option valuation being a percentage of salary; and where appropriate, the target performance of the previous LTIP (i.e. 37.5% of the maximum award achievable).

The Committee determined that the share price to be used to determine the amount of these grants to UK officers would be equal to the average of the closing prices of a Common Share on the London Stock Exchange on the three trading days immediately preceding April 2, 2010, and the amount of grants to US officers would be equal to the closing price of a Common Share on the trading day before April 2, 2010.

The number of time-based restricted shares and performance-based restricted units granted to executive officers in Fiscal 2011 based upon this award methodology can be seen in the “Grants of Plan-Based Awards” table below.

The Committee determined in Fiscal 2011, that the pre-determined performance conditions relating to the options over shares that were granted in Fiscal 2008 were not met, and therefore the Committee agreed that they had all failed to vest and subsequently lapsed. The time-served options grants awarded in Fiscal 2008, vested during Fiscal 2010. Additionally, the Committee determined that the pre-determined performance conditions relating to the performance based awards under the Company’s LTIP made in Fiscal 2008 were not met. Therefore, the Committee determined that none of these options vested in Fiscal 2011 and none of the cash element under the LTIP for the award made in Fiscal 2008 was payable.

No grants were made to Mr. Barnes in Fiscal 2011, other than to satisfy the compensation make-whole provision of this employment contract which is further discussed below under “Employment Agreements.” In the case of Mr. Ristau, a share award was made on June 17, 2010 and is reflected in the “Grant of Plan-Based Awards” table below.

No grants were made to Mr. Burman and Mr. Boyd in Fiscal 2011.

Long Term Incentive Grants Fiscal 2012

The Committee approved grants to Messrs. Barnes, Ristau, Light, Anderson and Montalto in Fiscal 2012. As in the previous year, the grant amounts were determined on the same basis with the restricted share and performance unit grant amounts being determined as a percentage of salary and, where appropriate, factored in previous LTIP target performance. In previous years, performance targets for divisional executives were based upon divisional operating profit targets and performance targets for group executives were based upon Company operating profit, however for the grant made in Fiscal 2012, the Compensation Committee decided that it was appropriate that the short term annual cash bonus should continue to be granted, based in that way, but it was more appropriate for the performance based Long Term Incentive grants now to be based on overall Company performance for all participants, including divisional executives, as the Committee believes that the focus should be on driving profitability of the whole Company. Therefore, performance targets for Messrs. Barnes, Ristau Light, Anderson and Montalto were based upon the Company’s targeted operating profit over a three year period, on a cumulative basis. The level of achievement between 95% and 105% of the performance targets over the period will determine the amount of the award between nil and maximum that vest on a cliff vesting basis. The Compensation Committee considered it to be important to maintain the sliding scale for the reasons already described. Grants were in the form of time based restricted stock and performance based restricted stock units with cliff vesting after three years for both types of awards. Again, no share options were granted. The share price to be used to determine the amount of the grant to all officers was to be equal to the closing price of a Common Share on the trading day before the grant date, which for Fiscal 2012 was April 12, 2011.

No grants were made to Mr. Burman and Mr. Boyd in Fiscal 2012 because they had each retired from the Company.

(d) Pensions & Deferred Compensation

The Company provides pension, deferred compensation and retirement benefits to named executive officers and employees, both as a retention mechanism and as a means to assist with the provision of a degree of financial security post retirement. There are different plans operating in the US and the UK.

(i) UK Executive Officers

Mr. Anderson participates in the UK Group Plan, which is a funded, HM Revenue & Customs registered, final salary, occupational pension plan, and Mr. Boyd participated in the plan until his retirement in June 2010. Pensionable salary is the member’s base salary, excluding all bonuses

The main features of this pension plan are:

•	a normal pension age of 60;

•	pension at normal pension age of two-thirds of final pensionable salary, subject to completion of 20 years’ service;

•	life assurance cover of four times pensionable salary; and

•	spouse’s pension on death.

All UK Group Plan benefits were, until April 5, 2006, subject to Inland Revenue limits. Since the changes to pension taxation in the UK from April 6, 2006 and the removal of existing limits, a scheme specific earnings cap has been maintained equivalent to the previous earnings cap, increased by the Retail Price Index annually. As the tax treatment and other advantages of contributing to funded unapproved retirement benefit schemes (FURBS) to fund benefits above the earnings cap has been eroded, the Company has ceased paying contributions to the Signet FURBS. In substitution a supplement is paid in accordance with the compensation principles on an individual basis. The Company will not compensate or protect members against the consequences of the changes in taxation, but will provide members with a cash supplement in lieu of pension accrual once members reach the Lifetime Allowance limit set by the legislation if they choose to exercise this option.

(ii) US Executive Officers

In the US there are two defined contribution savings vehicles. The primary retirement vehicle is the company sponsored Sterling Jewelers Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) which is a qualified plan under Federal guidelines. The Company matched employee contributions to the 401(k) Plan at 25% of an employee’s contribution up to a maximum of 6% of an employee’s basic salary until December 2008 when the Company match was suspended. Under Federal guidelines, the 401(k) Plan contributions by senior management may be reduced based on the participation levels of lower paid employees. A supplemental plan, the Deferred Compensation Plan, an unfunded non-qualified plan under Federal guidelines, was established in 1996 for senior management to assist with pre-tax retirement savings in addition to the 401(k) Plan. In 2004, the Company froze the DCP (the “Frozen DCP”), to new participants and new deferrals for tax purposes and created a second unfunded, non-qualified deferred compensation plan, for management and highly compensated employees or executives (the “DCP”).

Messrs. Light and Montalto have benefits provided via the 401(k) Plan, the Frozen DCP, and the DCP as did Mr. Burman until his retirement in January 2011. The deferred compensation rules allowed for individual contractual contribution arrangements without any effect to its tax beneficial status. Pursuant to Mr. Burman’s employment agreement, the Company was required to contribute annually to the DCP 20% of Mr. Burman’s base salary, without regard to any corresponding contribution from Mr. Burman.

Beginning in July 2010, the Company re-introduced the Company match under the 401(k) Plan at 25% of an employee’s contribution up to 6% of the employee’s basic salary. Beginning in April 2011, the matching contribution was increased to be market competitive and amounts to 50% of an employee’s contribution up to a maximum of 6% of an employee’s basic salary.

Similarly, the Company re-introduced the matching contribution under the Deferred Compensation Plans of 50%, up to 10% of the participant’s eligible compensation deferred to the DCP beginning in April 2011.

(e) Health & Welfare

Named executive officers participate in various health and welfare programs as well as life insurance and long term disability plans, which are generally available to other executive officers of the Company.

(f) Perquisites

Signet leases, or pays an allowance in lieu of an automobile in order to provide named executive officers with the use of a company car for business travel needs but recognizes that the vehicles may also be used for personal purposes. Vehicles are typically leased for a three year term and the cost of insurance, maintenance and fuel is also met by Signet. Historically, Signet had in certain circumstances made gross-up payments pursuant to existing employment agreements with certain named executive officers to account for the tax assessed against such executive officers with respect to these amounts. The Compensation Committee determined to commence elimination of tax gross-ups in March 2010. Except for relocation expenses in limited circumstances, future tax gross-ups have now been eliminated.

A limited number of other perquisites are made available to some named executive officers in order to promote business objectives and to reward experience, expertise, responsibility, seniority and leadership qualities. Signet reimburses fees for one private club membership for Mr. Light to encourage him to entertain business colleagues and customers, engage in social interaction with peers from other companies, and foster local leadership and community activities. In limited circumstances, where it is appropriate that spouses attend, Signet reimburses named executive officers for the travel expenses of spouses who accompany them on business. Historically, Signet has in certain circumstances made gross-up payments to account for the tax assessed against certain named executive officers with respect to these amounts. This practice has now been eliminated.

The Compensation Committee intends to consider its position with regards to the remaining perquisites during Fiscal 2012.

(g) Employment Agreements

It is the Compensation Committee’s policy that the employment agreements with its executive officers should be on a rolling basis with the notice period to terminate by either party not exceeding one year. Generally, employment agreements in effect may all be terminated upon notice of one year or less. In unusual circumstances, including times of possible or actual transition of corporate control, corporate restructuring or just the desire to keep an executive or the team of named executive officers in place, free of distractions that might arise out of concern for personal financial advantage or job security, the Committee will enter into a retention agreement with one or more executive officers. At the present time the Company has retention agreements with Messrs. Light and Anderson. In addition, the Company previously had a retention agreement with Mr. Burman, Signet’s Chief Executive Officer who retired in January 2011. All three retention agreements are described below.

i) Michael W. Barnes

Mr. Barnes has an employment agreement dated September 29, 2010 with a US subsidiary. The term of the Employment Agreement will expire on January 31, 2014, subject to earlier termination by either party. He joined the Company as Chief Executive Officer Designate on December 1, 2010 and succeeded Mr. Burman following his retirement on January 29, 2011 as Signet’s Chief Executive Officer.

During the term of employment, Mr. Barnes will (i) receive a starting annual base salary equal to $1,050,000, subject to annual review, (ii) be eligible for an annual target bonus equal to 100% of his annual base salary, (iii) be eligible for a long-term incentive plan payment, with the target payment for a three-year performance cycle equal to $3,250,000 (subject to a maximum of $4,875,000), to be comprised of equity-based awards (or cash, if so determined by the Compensation Committee of the Board of Directors of Signet), (iv) be entitled to participate in the Company’s deferred compensation plan (and will receive a Company matching contribution under such plan if he chooses to participate in the plan), (v) be entitled to such welfare benefits as are made available from time to time to executive officers of the Company, (vi) be entitled to five weeks of paid vacation per year, and (vii) be entitled to certain relocation benefits (including a tax gross-up payment in respect of such benefits).

The employment agreement also provides that Mr. Barnes was to be granted a “make-whole payment” on or as soon as practicable after the date he commences employment with the Company. This payment will be comprised of (i) a cash payment equal to $641,666 (in respect of the 2010 annual bonus that Mr. Barnes forfeited by his termination of employment with Fossil, Inc.), and (ii) a number of stock options and restricted shares equal to the value of the unvested Fossil, Inc. stock appreciation rights and restricted shares held by Mr. Barnes (and forfeited by him) on the date of his termination of employment with Fossil, Inc. Due to accounting and other considerations, the Company and Mr. Barnes agreed to the issuance of shares and restricted shares only. On January 19, 2011, the Compensation Committee granted to Mr. Barnes, 116,392 unrestricted shares equal to the value of restricted stock and unvested stock appreciation rights from Fossil, Inc. that would have vested in February, March and June 2011 ($5.0 million), and 173,162 restricted shares equal to the value of the remaining restricted stock and unvested stock appreciation rights from Fossil, Inc. that would have vested in Fiscal 2013 ($3.9 million), 2014 ($2.6 million) and 2015 ($0.8 million) in satisfaction of this “make whole” obligation. 11,432 restricted shares will vest on February 1, 2012; 67,734 restricted shares will vest on March 15, 2012; 12,917 restricted shares will vest on June 1, 2012; 61,127 restricted shares will vest on March 15, 2013; and 19,952 restricted shares will vest on March 15, 2014.

As Chief Executive Officer, Mr. Barnes is required to build a holding of Common Shares equal to at least five times his base salary over a five-year period and is subject to all written Board policies in effect during his employment, including any policies relating to the clawback of compensation. The Company has agreed to provide Mr. Barnes with coverage under a directors and officers liability insurance policy while employed under the Employment Agreement, at a level no less than that maintained for substantially all of the executive officers of the Company or Signet and the members of the Board of Directors of Signet.

Mr. Barnes will be entitled to severance payments (i) if he is terminated by the Company without “cause” (as defined in the Employment Agreement), (ii) if Mr. Barnes terminates his employment for “good reason” (as defined in the Employment Agreement) either prior to or following a “change in control” of the Company or Signet (as defined in the Employment Agreement), or (iii) if he dies during the term of the Employment Agreement. In the event of any such termination, in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Barnes generally will be entitled to (i) continued payment of base salary for 12 months following the date of termination, (ii) a lump sum amount equal to the target annual bonus for the fiscal year in which such termination occurs, (iii) a lump sum amount in respect of each then-ongoing performance cycle under the long-term incentive plan based on actual performance for any completed fiscal year and assuming that target performance was attained for the fiscal year of termination, pro-rated based on the number of calendar days that Mr. Barnes was employed during such fiscal year, (iv) continued group medical coverage for Mr. Barnes and his eligible dependents for up to 12 months following the date of termination, and (v) vesting of unvested stock options or restricted shares granted to Mr. Barnes as part of his make-whole payment. If Mr. Barnes is terminated by the Company for cause or resigns without good reason, he will be entitled to accrued and unpaid benefits or obligations as well as a lump sum amount based on his annual target bonus for the fiscal year of termination, pro-rated for the number of days he was employed during such fiscal year. All severance payments and benefits (that were not accrued prior to termination) will be conditioned on the execution of a general release of claims against the Company, its affiliates and related parties and on continued compliance with the restricted covenants discussed above.

During the term of employment and for specified periods thereafter, Mr. Barnes will be subject to confidentiality, non-solicitation, and non-competition restrictions.

ii) Ronald Ristau

Mr. Ristau has an employment agreement dated April 12, 2010 with a US subsidiary. He joined the Company on April 15, 2010 as Chief Financial Officer Designate and succeeded Mr. Boyd upon his retirement in June 2010. During the term of employment, Mr. Ristau will (i) receive a starting salary of $650,000, subject to annual review, (ii) be eligible for an annual target bonus of 60% of base salary in accordance with the Company’s annual bonus plan then in effect and (iii) be eligible for a long-term incentive bonus with a target payment of 115% of base salary to be comprised of cash and/or equity based awards.

The Company may terminate the agreement at any time by notice in writing with immediate effect. In the case of termination other than for “cause” (as defined in the contract), the Company is obligated to continue to pay salary for 12 months from the date of termination. Mr. Ristau would also be entitled to earn a bonus and Omnibus Incentive Plan award on a pro-rata basis for the year of termination. The agreement contains confidentiality and non-competition clauses. Termination will be subject to severance obligations if Mr. Ristau’s employment is terminated without “cause” (as defined in the agreement) or if Mr. Ristau terminates his employment due to constructive termination (as defined in the agreement and including certain events occurring within the one-year following a change of control). Upon the events described above, in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Ristau will be entitled to (i) continued payment of base salary then in effect for 12 months (6 months in the case of the executive’s resignation during a specified period as described in the definition of constructive termination), (ii) a pro-rata portion of the annual bonus for the fiscal year in which such termination occurs, and (iii) a pro-rata portion of the Omnibus Incentive Plan award for the performance period in which such termination occurs. The agreement also includes other customary terms, including with respect to disability and death.

During the term of employment and for specified periods thereafter, Mr. Ristau will be subject to confidentiality, non-solicitation, and non-competition restrictions.

iii) Mark Light

Mr. Light has an employment contract dated April 26, 2002, as amended and restated with a US subsidiary. The Company may terminate the agreement at any time by notice in writing with immediate effect. In the case of termination other than for cause (as defined in the agreement), the Company is obligated to continue to pay salary for 12 months from the date of termination and pay Mr. Light a pro-rata portion of his annual bonus for the year of termination. Mr. Light also receives a pro rata portion of his annual bonus upon disability and six months of salary continuation and a pro rata portion of his annual bonus upon death. Entitlement to any share options or LTIP awards is governed by the terms of the relevant plan, and the agreement contains confidentiality and non-competition clauses. See below for further details of termination payments. In recognition of Mr. Light’s important role in the transition of Mr. Barnes into his new position as Chief Executive Officer, the Company has agreed it is important to retain Mr. Light’s services for the Company; in order to do so the Board of Directors has agreed to make a cash payment to him of $750,000 (subject to legally required deductions), provided that he continues to be an employee of the Company in good standing on August 1, 2012. The payment will be made as soon as practical following that date.

During the term of employment and for specified periods thereafter, Mr. Light will be subject to confidentiality, non-solicitation and non-competition restrictions.

iv) Robert Anderson

Mr. Anderson has an employment contract dated March 1, 2003 with a UK subsidiary which can be terminated on one year’s notice in writing by either party or terminates on his 65th birthday. In the case of early termination, the agreement provides for salary to be paid in lieu of notice for 12 months from date of termination and a pro-rata portion of his annual bonus for the year of termination. Entitlement to any share options or LTIP awards is governed by the terms of the relevant plan, and the agreement contains confidentiality and non-competition clauses. See below for further details of termination payments. In recognition of Mr. Anderson’s important role in the transition of Mr. Barnes into his new position as Chief Executive Officer, the Company agreed it is important to retain Mr. Anderson’s services for the Company. In order to do so, the Board of Directors agreed to make a cash payment to him of $500,000 (subject to legally required deductions), provided that he continues to be an employee of the Company in good standing on August 1, 2012. The payment, which will be made in pounds sterling calculated at the exchange rate in effect on August 1, 2012, will be made as soon as practical following that date.

v) William Montalto

Mr. Montalto has an employment contract dated May 10, 1996, as amended and restated with a US subsidiary. The Company may terminate the agreement at any time by notice in writing with immediate effect. In the case of termination other than for cause (as defined in the agreement) the Company is obligated to continue to pay salary for 12 months from the date of termination and pay Mr. Montalto a pro-rata portion of his annual bonus for the year of termination. Mr. Montalto also receives a pro rata portion of his annual bonus upon disability and six months of salary continuation and a pro rata portion of his annual bonus upon death. Entitlement to any share options or LTIP awards is governed by the terms of the relevant plan, and the agreement contains confidentiality and non-competition clauses. See below for further details of termination payments.

During the term of employment and for specified periods thereafter, Mr. Montalto will be subject to confidentiality, non-solicitation and non-competition restrictions.

vi) Terry Burman

Mr. Burman had an employment agreement dated December 20, 2000, as amended and restated with a US subsidiary, with certain covenants given by Signet Jewelers Limited. Mr. Burman retired from the Company on

January 29, 2011. The agreement provided for a 3% increase in base salary in each of Fiscal 2010 (which was declined by Mr. Burman) and 2011 and a retention payment equal to $6,547,709, in lieu of the grant of any award under the Signet Jewelers Limited Long Term Incentive Plans in Fiscal 2010 and Fiscal 2011. An increase in basic salary of 6.1% was agreed for Fiscal 2011, which reflected the contractual undertaking for Fiscal 2010 and Fiscal 2011. The Compensation Committee agreed to amend Mr. Burman’s agreement in this way in 2008, as being in the best interests of the Company’s Shareholders to secure his continued service until the end of Fiscal 2011, thereby providing consistency and stability at a time of general economic difficulty and securing the continuation of his services through three holiday trading periods (Fiscal 2009, Fiscal 2010 and Fiscal 2011), being key trading periods for the Company. The retention payment was paid, in a cash lump sum on January 31, 2011.

Following Mr. Burman’s retirement from the Company on January 29, 2011, the Compensation Committee exercised its discretion, where possible under the terms of the relevant compensation plans, to extend exercisability of options beyond cessation of Mr. Burman’s employment (but not beyond normal lapse dates) for already vested options of 156,463 options having an exercise price of $41.00 until their stated lapse date of April 4, 2014.

Mr. Burman currently holds awards under the Company’s old long term incentive plan entitling him to certain stock and cash, valued at $3,638,000 based upon the closing price of a common share of $41.56 at January 29, 2011, if specified performance criteria are met. The specified performance criteria for this award were achieved to the extent of 16% of the total award.

vii) Walker Boyd

Mr. Boyd had an employment agreement dated June 14, 1995, as amended with a UK subsidiary. Mr. Boyd retired from the Company on June 25, 2010.

In response to Mr. Boyd’s intention to retire in June 2010, and in recognition of his long and distinguished service with the Company, the Compensation Committee exercised its discretion, where possible under the terms of the relevant compensation plans, to accelerate vesting of options and restricted stock grants and extend exercisability of options beyond cessation of his employment (but not beyond normal lapse dates) as follows:

•

For 62,338 already vested options having an exercise price ranging from $21.95 to $41.00, the Compensation Committee extended the exercise date of these options for an additional 12 months following cessation of employment or until their normal lapse date;

•	For 40,407 options having an exercise price of $24.80 that have not yet vested, the Compensation Committee agreed to permit exercise of these options until their stated lapse date of April 13, 2018;

•	For time-based restricted stock grants, the Compensation Committee accelerated vesting of 4,777 restricted stock units pro rata from the date of grant to June 25, 2010;

•

For performance-based restricted stock grants, the Compensation Committee accelerated vesting of 13,535 restricted stock units, pro rata from the date of grant to June 25, 2010 (first full year of three year performance cycle, and first five months of second year, with pro rata performance criteria to be based upon actual performance).

Mr. Boyd currently holds awards under the Company’s old long term incentive plan entitling him to certain stock and cash, valued at $848,018 based upon the closing price of a Common Share of $41.56 at January 29, 2011, if specified performance criteria are met. The specified performance criteria for this award was achieved to the extent of 16% of the total award but pro-rata to June 25, 2010.

As reflected above, the Compensation Committee agreed that any short term bonus due to Mr. Boyd in respect of Fiscal 2011 would be paid pro rata to his date of retirement.

(h) Termination for Cause and Violation of Non-Compete Covenants

Share options granted under the employee incentive plans may not be exercised after a termination for cause. Performance-based restricted share units will not vest if termination for cause occurs before the conclusion of the three-year performance period. All executive officer service agreements contain a non-competition covenant that has between a 9 and 12 month post-employment term. Violation of the non-compete covenants will result in potential litigation.

(i) Limitation under Section 162(m) of the Revenue Code

Section 162(m) of the Revenue Code generally denies a federal income tax deduction to the Company for compensation in excess of $1 million per year paid to certain of the named executive officers. This denial of deduction is subject to an exception for “performance-based compensation”. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations and current outstanding cash and equity awards do not qualify as performance-based compensation.

(j) Claw Back

Recognizing that the SEC has yet to publish regulations on claw back policies as mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Compensation Committee considered it to be appropriate to adopt an interim claw back policy. The policy provides that in the event of a material restatement of the Company’s financial results, the Compensation Committee will recalculate incentive compensation based on the restated results. In the event of an overpayment, the Company will seek to recover the difference, balancing the amount to be recovered against the cost of doing so. Similarly in the interest of fairness, should a restatement result in an under payment of incentive compensation, the Company will make up any difference.

(k) Share Ownership Policy/Hedging Prohibition

It is the Company’s policy that the Chief Executive Officer build a holding of Common Shares equal to at least five times his base salary over a five-year period. In addition, a $250,000 minimum share ownership requirement, to be achieved within five years of selection as Chairman, is required of the Chairman, and a $150,000 minimum share ownership requirement, to be achieved within five years of election to the Board is required of the independent directors. However once achieved at any given share price, the requirement is considered to have been met notwithstanding any subsequent change in share price. Once achieved, the holding is to be maintained while a director of the Company (or with respect to the Chief Executive Officer, so long as he holds such office). It is the Company’s policy to prohibit hedging or monetization transactions that would allow an officer, director or employee who is a security holder to engage in transactions that would separate the risks and rewards of ownership of Company securities from actual ownership of those securities.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Members of the Compensation Committee:

Robert Blanchard (Chairman)

Dale Hilpert

Thomas Plaskett

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name & Principal Position	Fiscal Year	Salary $	Stock Awards $(1)	Option Awards $(1)	Non-equity incentive plan compensation $	Change in pension value and non-qualified deferred compensation earnings $(2)	All other compensation $	Total $
Terry Burman CEO(3)	2011	1,704,668	—	—	3,111,568	—	6,980,901	11,797,137
	2010	1,622,250	—	—	3,244,500	—	426,576	5,293,326
	2009	1,613,891	—	1,646,926	502,086	—	423,088	4,185,991

Michael W. Barnes(4) CEO Designate	2011	181,731	12,332,105	—	—	—	645,646	13,159,482

Walker Boyd Former CFO(5)(6)	2011	292,891	—	—	270,907	58,931	321,385	944,114
	2010	696,023	551,657	—	696,023	230,792	249,234	2,423,729
	2009	762,344	—	252,522	123,145	114,776	268,218	1,521,005

Ronald Ristau(7) CFO	2011	517,500	737,847	—	705,120	—	50,892	2,011,359

Mark Light US CEO(8)	2011	852,825	861,085	—	1,035,720	—	74,888	2,824,518
	2010	822,000	833,431	—	986,400	—	46,864	2,688,695
	2009	816,246	—	381,762	140,809	—	79,003	1,417,820

Robert Anderson UK CEO(5)(9)	2011	560,263	323,204	—	346,785	—	118,067	1,348,319
	2010	556,182	328,122	—	556,182	139,119	115,514	1,695,119
	2009	606,375	—	152,660	98,403	—	144,445	1,001,883

William Montalto US COO(10)	2011	602,650	396,198	—	610,000	—	60,564	1,669,412
	2010	580,600	383,509	—	580,600	—	21,363	1,566,072
	2009	576,520	—	156,476	82,943	—	53,447	869,386

(1)	In accordance with ASC 718, the amounts calculated are based on the aggregate grant date fair value of the restricted stock units (in the column entitled “Stock Awards”) and stock option awards (in the column entitled “Option Awards”) in the year of grant based upon the possible outcome of performance conditions. For information on the valuation assumptions, refer to note 22 in the Signet financial statements filed on Form 10-K for the fiscal year ended January 29, 2011.

(2)	This column represents the aggregate change, over the course of the fiscal year, in the actuarial present value of the Executive’s accumulated benefit under all defined benefit and actuarial plans.

(3)	Mr. Burman’s Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”; Retention payment ($6,547,709); Company contribution to the deferred compensation scheme ($341,162); Tax gross-up (paid pursuant to existing employment contract) ($29,956); company car and fuel allowance ($28,947); 401(k) matching contribution ($2,168); life, disability and medical insurance premiums ($24,969); club subscriptions ($5,027) and other miscellaneous benefits ($963).

(4)	Mr. Barnes commenced employment as Chief Executive Officer Designate on December 1, 2010. He became Chief Executive Officer on January 31, 2011 (the first day of Fiscal 2012). Pursuant to his employment agreement, Mr. Barnes’ Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: Make-whole cash payment ($641,666); Relocation expenses ($1,650); and life, disability and medical insurance premiums ($2,330).

(5)	Compensation is paid in pounds sterling: amounts reported reflect an average exchange rate of £1: US$1.55 for Fiscal 2011 (£1:US$1.59 for Fiscal 2010; and £1:US$1.75 for Fiscal 2009).

(6)	Mr. Boyd’s Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: Pension supplement ($304,232); company car and fuel allowance ($14,241); and life, disability and medical insurance premiums ($2,912). Mr. Boyd retired as Group Finance Director in June 2010.

(7)	Mr. Ristau’s Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: Company car and fuel allowance ($23,732); life, disability and medical insurance premiums ($19,940); relocation expenses ($4,693); and tax gross-up on relocation ($2,527). The maximum value of stock awards granted in the year was $1,101,953. Mr. Ristau joined the Company on April 15, 2010 as Chief Financial Officer Designate and succeeded Mr. Boyd upon his retirement in June 2010.

(8)	Mr. Light’s Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: Tax gross-up (paid pursuant to existing contract) ($20,903); company car and fuel allowance ($18,145); 401(k) matching contribution ($2,003); life, disability and medical insurance premiums ($26,372); club subscriptions ($5,027); and other miscellaneous benefits ($2,438). The maximum value of stock awards granted in the year was $1,285,298.

(9)	Mr. Anderson’s Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: Pension supplement ($75,211); company car and fuel allowance ($36,833); and life, disability and medical insurance premiums ($6,023). The maximum value of stock awards granted in the year was $482,422.

(10)	Mr. Montalto’s Fiscal 2011 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: Tax gross-up (paid pursuant to existing contract) ($15,970); company car and fuel allowance ($19,566); 401(k) matching contribution ($2,189); and life, disability and medical insurance premiums ($22,839). The maximum value of stock awards granted in the year was $591,384.

GRANTS OF PLAN-BASED AWARDS

Set forth below is information concerning grants of plan-based awards made during the fiscal year ended January 29, 2011.

			Estimated Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All other Stock Awards: Number of shares or Units	Grant date fair value of Stock and Option Award(5)
Name		Grant Date	Threshold $	Target $	Max $	Target #	Max #	#	$
Terry Burman	(1)	March 29, 2011	—	1,721,000	3,442,000	—	—	—	—

Michael W. Barnes	(2)	January 19, 2011	—	—	—	—	—	289,554	12,332,105

Walker Boyd	(1)	March 29, 2011	—	149,838	299,676	—	—	—	—

Ronald Ristau	(1)	March 29, 2011	—	390,000	780,000	—	—	—	—
	(3)	June 17, 2010	—	—	—	11,895	23,790	—	364,106
	(4)	June 17, 2010	—	—	—	—	—	11,895	373,741

Mark Light	(1)	March 29, 2011	—	517,860	1,035,720	—	—	—	—
	(3)	April 2, 2010	—	—	—	13,614	27,228	—	424,212
	(4)	April 2, 2010	—	—	—	—	—	13,614	436,873

Robert Anderson	(1)	March 29, 2011	—	281,939	563,878	—	—	—	—
	(3)	April 2, 2010	—	—	—	4,960	9,920	—	159,219
	(4)	April 2, 2010	—	—	—	—	—	4,960	163,985

William Montalto	(1)	March 29, 2011	—	305,000	610,000	—	—	—	—
	(3)	April 2, 2010	—	—	—	6,264	12,528	—	195,186
	(4)	April 2, 2010	—	—	—	—	—	6,264	201,012

(1)	Represents bonus opportunities under the Company’s annual bonus plan for Fiscal 2011. The target bonus levels for Messrs. Burman, Boyd, Ristau, Light, Anderson and Montalto for Fiscal 2011, expressed as a percentage of base salary were 100%, 50%, 60%, 60%, 50%, and 50%, respectively, and the maximum bonus levels were 200%, 100%, 120%, 120%, 100% and 100%, respectively, based on goals established by the Compensation Committee for target operating profit. For a more detailed description of the Company’s annual bonus plan, including a discussion of the Company’s performance with respect to goals, see the “CDA” above.

(2)	Represents time-vesting restricted share award under the Omnibus Incentive Plan made to Mr. Barnes in respect of the make whole arrangement agreed with him at the time of his employment. These time-vesting restricted share awards were valued at Signet’s mid-market closing price on January 18, 2011, the day before the day of grant and vest as follows: 116,392 on January 19, 2011; 11,432 on February 1, 2012; 67,734 on March 15, 2012; 12,917 on June 1, 2012; 61,127 on March 15, 2013 and 19,952 on March 15, 2014. For further information with respect to these restricted shares, see the discussion of Mr. Barnes’ employment agreement contained in the CDA above.

(3)	Represents performance-based restricted share units granted under the Omnibus Incentive Plan. Under the terms of these awards, these restricted stock units are to vest as to 100% of the shares covered thereby on the third anniversary of grant date subject to achievement of performance goals. Under the terms of these awards, the restricted stock units are to terminate in the event the Company fails to achieve a minimum cumulative operating profit goals in each of Fiscal 2011, Fiscal 2012 and Fiscal 2013.

(4)	Represents time-vesting restricted share award granted under the Omnibus Incentive Plan. These time-vesting restricted shares will vest as to 100% of the shares covered thereby on the third anniversary of grant date. Upon vesting, the Common Shares are no longer subject to restriction. Holders of time-vesting restricted shares are not entitled to receive dividends with respect to such awards until the awards vest.

(5)	Represents the grant date fair value of each equity-based award as determined in accordance with ASC 718. The actual value received by the named Executive Officers with respect to these awards may range from $0 to an amount greater than the reported amount, depending on the Company’s actual financial performance and share value when the shares are received.

The following table summarizes the number of securities to be issued upon exercise of outstanding options and available for future issuance under equity compensation plans:

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,227,788	21.31	5,867,763
Equity compensation plans not approved by security holders	—		—
Total	2,227,788	21.31	5,867,763

1)	Shares indicated include vesting of all future performance conditions being achieved at maximum levels.

2)	Calculated at an average exchange rate of £1:$1.55.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	OPTION AWARDS (1)								STOCK AWARDS
Name	Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options(#) unexercisable		Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options(#)		Option Exercise Price		Option Expiration Date	Number of shares or units of stock that have not vested		Market value of shares or units that have not vested $(2)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested $(2)
Terry Burman	156,463					$41.00		April 4, 2014
				261,652	(3)	$24.80		April 13, 2018
				54,822	(4)	$1.00 in total		April 13, 2018
Michael W. Barnes									173,162	(5)	7,196,613
Walker Boyd	8,970					$21.56	(6)	May 4, 2011
	11,250					$34.46	(7)	June 25, 2011
	19,871					$31.78	(8)	July 13, 2013
	22,247					$41.00	(9)	April 4, 2014
				40,407	(3)	$24.80	(10)	April 13, 2018
				13,742	(4)	$1.97 in total	(11)	April 13, 2018
Ronald Ristau									11,895	(12)	494,356	23,790	(13)	988,712
Mark Light	14,508					$34.46		April 10, 2012
	16,463					$41.00		April 4, 2014
	12,137(14)					$49.80		April 23, 2017
		41,576	(15)	10,036	(3)	$24.80		April 13, 2018
				17,401	(16)	$1.00 in total		April 13, 2018
		348	(17)			$27.52		December 30, 2012
									21,447	(18)	891,337	42,894	(19)	1,782,674
									13,614	(20)	565,797	27,228	(13)	1,131,595

	OPTION AWARDS (1)								STOCK AWARDS
Name	Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options(#) unexercisable		Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options(#)		Option Exercise Price		Option Expiration Date	Number of shares or units of stock that have not vested		Market value of shares or units that have not vested $(2)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested $(2)
Robert Anderson	8,020					$34.46	(7)	April 10, 2012
	12,584					$41.00	(9)	April 4, 2014
	5,305(14)					$49.80	(21)	April 23, 2017
		17,938	(15)	3,588	(3)	$24.80	(10)	April 13, 2018
				9,515	(3)	$1.97 in total	(11)	April 13, 2018
		1,241	(22)			$13.13	(23)	June 30, 2012
									8,524	(18)	354,257	17,048	(19)	708,514
									4,960	(20)	206,137	9,920	(13)	412,275
William Montalto	11,171					$34.46		April 10, 2012
	12,585					$41.00		April 4, 2014
	11,345(14)					$49.80		April 23, 2017
		22,782	(15)			$24.80		April 13, 2018
				8,609	(16)	$1.00 in total		April 13, 2018
									9,869	(18)	410,155	19,738	(19)	820,311
									6,264	(20)	260,331	12,528	(13)	520,663

Notes to Outstanding Equity Awards at Fiscal Year End Table

(1)	All options have a grant date ten years prior to the expiration date shown. All options cliff vest after three year vesting period following the grant date, subject to the attainment of the relevant performance objectives. The amount reflected indicates the maximum number of shares that would vest upon attainment of all performance objectives.
(2)	Calculated using the Common Shares price as at January 29, 2011 of $41.56.
(3)	This grant did not vest on April 13, 2011 as the performance conditions were not achieved.
(4)	16.3% of this grant vested on April 13, 2011.
(5)	This grant will vest on February 1, 2012, March 15, 2012, June 1, 2012, March 15, 2013, March 15, 2014.
(6)	US dollar amount reflected in the table above is a currency conversion on the date of grant from the actual per share exercise price of £15.05.
(7)	US dollar amount reflected in the table above is currency conversion on the date of grant from the actual per share exercise price of £24.00.
(8)	US dollar amount reflected in the table above is a currency conversion on the date of grant from the actual per share exercise price of £19.50.

(9)	US dollar amount reflected in the table above is a currency conversion on the date of grant from the actual per share exercise price of £22.25.
(10)	US dollar amount reflected in the table above is a currency conversion at the date of grant from the actual per share exercise price of £13.00.
(11)	US dollar amount reflected in the table above is a currency conversion at the date of grant from the actual exercise price of £1.00.
(12)	This grant will vest on June 16, 2013.
(13)	This grant will potentially vest on January 30, 2013.
(14)	This grant vested on April 23, 2010.
(15)	This grant vested on April 13, 2011
(16)	91.7% of this grant vested on April 13, 2011.
(17)	This grant will vest on October 1, 2012.
(18)	This grant will vest on June 15, 2012.
(19)	This grant will potentially vest on January 30, 2012.
(20)	This grant will vest on April 1, 2013.
(21)	US dollar amount reflected in the table above is a currency conversion at the date of grant from the actual per share exercise price of £24.88.
(22)	This grant will vest on January 1, 2012.
(23)	US dollar amount reflected in the table above is a currency conversion at the date of grant from the actual exercise price of £7.735.

Additional Information Concerning Option and Share Awards

i) Share Option Plans Pre Fiscal 2010

Prior to the Scheme of Arrangement in 2008, the Company operated an executive share option plan known as the Signet Group plc 1993 Executive Share Option Scheme (the “1993 Scheme”). Under the 1993 Scheme no further options may be granted but existing options are exercisable for shares until the scheme expires in 2013. In 2003 new plans were introduced by the Company which replaced the 1993 Scheme: the Signet Group plc UK Inland Revenue Approved Share Option Plan 2003; the Signet Group plc International Share Option Plan 2003; and the Signet Group plc US Share Option Plan 2003 (collectively the “2003 Plans”). Although no further options may be granted under the 2003 Plans, existing options continue to be exercisable for shares. Further details of the plans and the applicable performance conditions are set out below.

The Company established replacement plans, substantially similar to the 2003 Plans, which were approved in principle by Shareholders at the Annual General Meeting of Shareholders held on August 19, 2008 called to approve the implementation of the Court approved Scheme of Arrangement. These are the Signet Jewelers Limited UK Approved Share Option Plan 2008, the Signet Jewelers Limited International Share Option Plan 2008 and the Signet Jewelers Limited US Share Option Plan 2008 (collectively the “Replacement Plans”).

However, no option awards have been granted under the Replacement Plans, and since the adoption of the Omnibus Incentive Plan and its approval by Shareholders at the Annual General Meeting of Shareholders held on June 16, 2009, no new options may be granted under the Replacement Plans, which were replaced by the Omnibus Incentive Plan, which is described below.

Performance-Based Share Option Grants Prior to Fiscal 2010

Vesting of performance-based share options granted prior to grants made in Fiscal 2010 is dependent upon achievement of cumulative earnings per share (“EPS”) goal over the three-year performance period following the grant.

Share option and long term incentive plan grants to named executive officers are set out in the Outstanding Equity Awards at Fiscal Year End Table above and the Option Exercises and Shares Vested Table below. The option exercise price of the options awarded to Messrs. Boyd and Anderson were actually granted in pounds sterling. See the table above for currency conversion information.

Grants to Named Executive Officers

For the grants made in Fiscal 2008, which were the last grants made under the 2003 Plans and based upon the comparator company surveys conducted, in both the US and the UK a share option grant equivalent to 400% of base salary was made to Signet’s Chief Executive and a grant of options equal to 120% of base salary to the Group Finance Director. Similarly, on the basis of survey data and performance the Chief Executive Officers of the US and the UK divisions were awarded grants of options equal to 160% and 80% of base salary respectively and a grant of options equal to 100% of base salary was made to the US COO.

The conditions set by the Compensation Committee for the exercise of options granted under the 1993 Scheme were that for vesting to take place, a post inflation minimum growth in earnings per share of 10% over any consecutive three year period had to be achieved. Under the 2003 Plans, for vesting to take place, a post inflation minimum growth in earnings per share of 10% from a fixed base year applied over a three year period, or, only for the grants made in Fiscal 2006, 12.55% over a four year period, or 15.92% over a five year period has to be achieved. The performance conditions were chosen as the Compensation Committee believed them to be in line with market practice. These conditions have been met in respect of the options granted between October 1997 and April 2004; the performance criteria having been satisfied in each case over the first three year period following the grant of the options apart from the options granted in April and July 2003. The performance criteria for the options granted in Fiscal 2004 were satisfied in the fourth year of the grant. These options are reflected in the table above. The performance criteria for the options granted in Fiscal 2008 have not been satisfied and the awards have lapsed. The Binomial option-pricing model was used to determine the fair value for options granted in the last three years and is shown in the Summary Compensation Table above.

Options generally become exercisable no earlier than the third anniversary of the date of grant and generally expire on the earlier of (i) the tenth anniversary of the date of grant, (ii) the date of termination of the participant’s service with Signet, (iii) six months following the date of the participant’s termination of service with Signet due to ill health or disability, or (iv) the expiration date set forth in the participant’s award agreement. Options that have not already vested will only vest and become exercisable on the dates detailed subject to satisfaction of the specified performance criteria.

ii) Long Term Incentive Plan (“LTIP”) Pre-Fiscal 2010

Shareholders gave approval, in 2008, to the Signet Group plc 2008 Long Term Incentive Plan (the “Replacement LTIP”) which was a replacement for the Signet Group plc 2005 Long Term Incentive Plan (the “2005 LTIP”), which in turn was a replacement for the Signet Group plc 2000 Long Term Incentive Plan (the “2000 LTIP”) which had expired in 2005 (together the “LTIPs”).

Options and awards continue to subsist under the 2000 LTIP and 2005 LTIP.

No LTIP awards have been granted under the Replacement LTIP and since the adoption of the Omnibus Incentive Plan and its approval by Shareholders at the Annual General Meeting held on June 16, 2009, no new awards may be granted under the Replacement LTIP, this plan having been replaced in turn by the Omnibus Incentive Plan, which is described further below.

The performance measures as they apply under the 2005 LTIP as agreed by the Committee depends upon the profit growth exceeding the minimum threshold inflation level, in which case the amount of the award will be calculated on a straight line basis from that level up to a specified inflection point, which for Fiscal 2009, the final time an award was made under this plan, was 8%. At that point 37.5% of the award will vest, and then at an accelerated rate on a straight line basis up to the maximum level of award at 12%. This maximum is equal to a specified percentage of base salary at the time at which the award vests.

If the minimum threshold inflation level of profit growth is achieved but the maximum award has not been earned, then the award may be increased on the basis of the return on capital employed (“ROCE”) performance. In no event, however, can any such increase result in the applicable maximum award amount.

When the performance conditions have been satisfied, 50% of the amount which vests will be payable in cash and the other 50% will consist of the grant of an option to acquire shares in the Company, the number of share being determined by using the middle market price on the day preceding the grant of the award. For the Fiscal 2009 awards, that share price of the Company was $24.80. The UK participants can normally exercise their option at any time after vesting until the tenth anniversary of the grant of the award. For US participants, the options are deemed exercised immediately upon issuance. The applicable performance criteria for the Fiscal 2009 grant have been met to the extent of 92% of the maximum entitlement for the eligible US employees and 16% for the eligible Group employees. The targets were not met for the UK employees. Messrs. Burman and Mr. Boyd did hold awards under the Company’s long term incentive plan award entitling them to certain stock and cash (in Mr. Boyd’s case on a pro-rata basis).

The first table below shows the percentages and the inflection points which have been specified for the existing awards and indicates the relevant profits and ROCE to be used for measurement. The second table shows the percentages of salary to be paid to the named executive officers for exceeding the specified profit growth and the percentages of salary paid for every 0.5% ROCE exceeds the specified level.

LTIP performance criteria

	Fiscal 2009 award
	Corporate %	UK %	US %
Minimum performance for any vesting:
Profit measure	Profit growth in excess of threshold inflation level
ROCE measure	15.4	26.4	14.2
Profit growth performance measure
Profit growth rate inflection point	8.0	8.0	8.0
Profit growth for maximum vesting	12.0	12.0	12.0
ROCE performance measure:
Specified ROCE required	16.4	27.4	15.2

Performance criteria

Profit growth	% Salary paid for profit growth
	Terry Burman	Walker Boyd	Mark Light	Robert Anderson	William Montalto
	Fiscal 2009	Fiscal 2009	Fiscal 2009	Fiscal 2009	Fiscal 2009
At Inflection point	59.3	28.9	37.5	25.5	26.3
At Maximum vesting	158.0	77.0	100.0	68.0	70.0

ROCE Performance	% salary for each 0.5% ROCE exceeds specified level
	Terry Burman	Walker Boyd	Mark Light	Robert Anderson	William Montalto
	Fiscal 2009	Fiscal 2009	Fiscal 2009	Fiscal 2009	Fiscal 2009
	11.3	4.6	8.0	2.7	5.3

iii) Omnibus Incentive Plan Fiscal 2010 and Later

In accordance with the undertaking given in the circular to Shareholders dated July 24, 2008 which detailed the proposed Scheme of Arrangement to establish Signet Group plc as a wholly owned subsidiary of Signet Jewelers Limited during Fiscal 2009, the Compensation Committee reviewed the existing Company’s incentive plans. In doing so it took into account the re-domicile and change of primary listing, the increasing involvement of Signet in the US and the compensation policies of comparator companies, together with the desire to implement policies more in line with companies who have their primary listing in the US. Having completed this review, the Committee considered that it was appropriate to realign its compensation practices with those more usual in the US maintaining its commitment that a considerable element of compensation should be incentive based. As a result the Omnibus Incentive Plan was approved by Shareholders at the Annual General Meeting in 2009. Following approval by Shareholders of the Omnibus Incentive Plan, no further grants or awards may be made under the existing share plans and the LTIP, although existing awards still subsist.

OPTION EXERCISES AND SHARES VESTED

This table shows the numbers and value of share options exercised by the named executive officers in Fiscal 2011 and the time based restricted stock and performance based restricted stock units and share options that vested in Fiscal 2011.

	Option Awards			Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise $		Number of shares acquired on vesting	Value realized on vesting $
Terry Burman	191,101	1,958,398		—	—
Michael W. Barnes	—	—		116,392	5,044,429	(1)
Walker Boyd	—	—		18,312	555,938	(2)
Ronald Ristau	—	—		—	—
Mark Light	731	15,408		—	—
Robert Anderson	30,665	468,694	(2)	—	—
William Montalto	—	—		—	—

(1)	Based on the closing market price of a share on the trading day before January 19, 2011.

(2)	An exchange rate of £1: US$1.55 was used to determine the exercise value as these share options were exercised in pound sterling.

PENSION BENEFITS

Name	Plan name	Number of years credited service	Actuarial present value of accumulated benefits $	Payments during last fiscal year $
Terry Burman	—	—	—	—
Michael W. Barnes	—	—	—	—
Walker Boyd	Signet Group Pension Scheme	18	1,883,663	—
Ronald Ristau	—	—	—	—
Mark Light	—	—	—	—
Robert Anderson	Signet Group Pension Scheme	10	610,917	—
William Montalto	—	—	—	—

Signet has established a number of retirement plans for eligible employees in each division. In the UK, the primary retirement plan is the Signet Group Pension Scheme. The named executive officers of the Company are eligible to participate in the plan and the main benefits are discussed below.

Company Pension and Deferred Compensation

Pension benefits in respect of the UK based named executive officers are determined on a pounds sterling basis but are disclosed here using an average exchange rate of £1:$1.55 and are set out below.

Pension Benefits for Mr. Boyd

Fiscal 2011
$
Change in accrued benefits up to the date of retirement (gross of inflation)	2,651
Change in accrued benefits up to the date of retirement (net of inflation)	2,651
Accrued benefits upto the date of retirement	116,061
Transfer value of change in accrued pension (net of inflation) up to the date of retirement	58,931
Transfer value of accrued benefits at the beginning of the year	2,282,623
Transfer value of accrued benefits up to the date of retirement	1,883,663
Change in transfer value of accrued benefits(1)	(398,960)

Pension Benefits for Mr. Anderson

Fiscal 2011
$
Change in accrued benefits during the year (gross of inflation)	(1,531)
Change in accrued benefits during the year (net of inflation)	(2,610)
Accrued benefits at the end of the year	33,260
Transfer value of change in accrued pension (net of inflation)	N/A
Transfer value of accrued benefits at the beginning of the year	659,327
Transfer value of accrued benefits at the end of the year	610,917
Change in transfer value of accrued benefits(1)	(48,410)

(1)	Calculated in accordance with the UK Occupational Pension Schemes (Transfer Value) Regulations 2008.

Retirement

Mr. Boyd elected to take early retirement in June, 2010. His early retirement benefit under the Signet Group Pension Plan is $83,948 per year. He also took a lump sum payment of $549,435 under the Plan and a single lump sum of $449,631 under the FURBS Plan.

The relevant rules of the Signet Group Pension Scheme provide that early retirement requires an actuarial reduction, which should be applied to reduce the pension payable on early retirement. However it had been the policy over many years to waive the reduced actuarial valuation to long serving employees as they retire, provided that they were within five years of their normal retirement age. The Company as the actuary makes assumptions for the waiving of early retirement actuarial reduction in his costing calculations. It was agreed by the Company therefore that in accordance with the historical practice that the normal retirement date actuarial basis be applied in Mr. Boyd’s case, so that the actuarial valuation of pension is not reduced as a result only of early retirement but rather is based upon an actuarial factor that would have been used if retirement had taken place at normal retirement age, 22 months later.

Pension Valuation

The pension valuation is based upon the following factors:

•	The pension accrual value shown is the amount which would be paid annually on retirement based on service to the end of the year;

•	Transfer values have been calculated in accordance with the Occupational Pension Schemes (Transfer Value) Regulations 2008;

•	The transfer value of accrued pensions do not allow for discretionary pension increases on service prior to April 6, 1997;

•

The value of net increase represents the incremental value to the named executive officer of his service during the year, calculated on the assumption service terminated at the year-end. It is based on the accrued pension increase;

•

The change in the transfer value includes the effect of fluctuations in the transfer value due to factors beyond the control of the Company and named executive officers, such as stock market movements, economic conditions and changes in the transfer value basis;

•

Mr. Anderson’s total accrued pension and the value of the accrued pension as at January 30, 2010 and January 29, 2011 are based on the benefits accrued for all service in the Signet Group Pension Scheme. Mr. Anderson’s benefits have been restricted to the UK HMRC maximum allowing for his retained benefits with Marks & Spencer, his previous employer; and

•	Voluntary contributions paid by named executive officers and resulting benefits are not shown.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive contribution in last fiscal year $	Registrant contribution in last fiscal year $	Aggregate earnings in last fiscal year $	Aggregate withdrawals/ distributions $	Aggregate balance at last fiscal year end $
Terry Burman	—	341,162	20,461	20,874	687,244
Michael W. Barnes	—	—	—	—	—
Walker Boyd	—	—	—	—	—
Ronald Ristau	—	—	—	—	—
Mark Light	6,639	—	17	—	6,656
Robert Anderson	—	—	—	—	—
William Montalto	4,692	—	12	—	4,704

The US based named executive officers are participants of the Company’s two deferred compensation plans described below. Contributions made by Signet’s US division in respect of Mr. Burman during the last fiscal year totaled $341,162 and were contractually required. No contributions were made for Mr. Barnes, Mr. Ristau, Mr. Light or Mr. Montalto. To the extent he elects to participates, Mr. Barnes is contractually entitled to receive the matching contribution.

The Company established two unfunded, non-qualified Deferred Compensation Plans, one of which permits certain management and highly compensated employees or directors to elect annually to defer all or a portion of their remuneration and earn interest on the deferred amounts (the “DCP”), and the other of which was frozen at the end of 2004 as to new participants and new deferrals (the “Frozen DCP”). In Fiscal 2012, participants will be eligible to receive a matching contribution of up to a maximum of 50% of an employee’s contribution, up to 10% of their eligible compensation deferred to the DCP, beginning on the first pay date in April.

The main features of the DCP are:

•	Participation is open to directors and executive officers of the US division as well as other vice presidents and “director-level” employees of the Company;

•	Currently directors of the US division may defer all of their cash compensation;

•	Currently employees may defer up to 50% of their salary and up to 90% of their cash annual incentive or bonus compensation but the plan permits deferrals of up to 100% of all compensation;

•	In Fiscal 2011, the Company made no contribution (other than under the contractual arrangements with Mr. Burman). The Company does not guarantees a specific return on money deferred;

•	Deferred compensation is notionally invested by the trustee in various mutual funds as directed by Signet, which follows the directions of participants;

•	The value in the participant’s account (and Signet’s responsibility for payment) is measured by the return on the investments selected by the participant;

•

Deferrals may be paid out upon separation from service or on specified “in-service” dates; participants must elect to make deferrals in advance of the period during which the deferred compensation is earned; and

•	Most participants, including all executive officers, will not receive any distribution from the plan until six months following termination of services.

Mr. Burman retired on January 29, 2011. As of that date, Mr. Burman was entitled to approximately $687,244 under the DCP. In addition, he will have earned interest on this amount during any required delay period applicable to specified employees pursuant to Section 409A. Mr. Burman no longer has any amounts due to him under the Frozen DCP. He was also entitled to receive his balance under the 401(k) Plan in accordance with the terms of such plan.

TERMINATION PAYMENTS

The following table shows payments, the value of accelerated vesting of equity compensation and the value of benefits that would have been provided, or that would have accrued, to the named executive officers in the event of a termination of employment or if a change in control of the Company had occurred on January 29, 2011 and on the further assumption that the employment of the named executive officer was involuntarily terminated without cause at that time.

Name	Early vesting of stock option grants awarded pre 2009(1)	Early vesting of restricted stock units(1)	Cash severance payment $(2)	Welfare benefits $		Total $
Terry Burman	345,943	—	3,111,568	—		3,457,511
Michael W. Barnes	—	7,196,613	1,050,000	23,119	(3)	8,269,732
Walker Boyd	74,256	—	270,907	—		345,163
Ronald Ristau	—	428,510	1,355,120	—		1,783,630
Mark Light	1,266,826	2,199,028	1,898,820	23,119	(4)	5,387,793
Robert Anderson	350,939	1,459,665	910,662	—		2,721,266
William Montalto	665,434	1,011,877	1,220,000	19,534	(5)	2,916,845

(1)	The value of early vesting of share options and of performance-based restricted share units was determined using $41.56 per share, the closing value of the Company’s Common Shares on January 29, 2011. In the event of a change in control, such units may vest at the maximum number of shares.
(2)	Cash severance payments were determined by applying the provisions of the relevant employment agreements. As a result, amounts include annual bonus payments for Fiscal 2011 paid in April/May 2011 and disclosed in the Summary Compensation Table: $3,111,568 to Mr. Burman; $0 to Mr. Barnes; $270,907 to Mr. Boyd; $705,120 to Mr. Ristau; $1,035,720 to Mr. Light; $346,785 to Mr. Anderson; and $610,000 to Mr. Montalto.
(3)	Pursuant to Mr. Barnes’s employment agreement, consists of medical insurance premiums of $23,119.
(4)	Pursuant to Mr. Light’s employment agreement, consists of estimated lump sum payment equal to the COBRA premium of $23,119.
(5)	Pursuant to Mr. Montalto’s employment agreement, consists of estimated lump sum payment equal to the COBRA premium of $19,534.

The provisions of the relevant employment agreements are as follows:

Mr. Burman had an employment agreement with the Company that terminated on January 29, 2011, the last day of Fiscal 2011.

Mr. Boyd had a rolling employment agreement that would have terminated on April 21, 2012, his 60th birthday. However, at Mr. Boyd’s election, his employment terminated in June 2010.

Mr. Anderson has a rolling employment agreement which can be terminated on one year’s notice in writing by either party or terminates on his 65th birthday (May 5, 2023). In the case of early termination, the Company is obligated to pay in a lump sum, the aggregate of:

(i)	salary to be paid in lieu of notice, or where notice has been given, for any balance of the notice period; and

(ii)	any accrued but unused vacation days.

Mr. Light has a rolling employment agreement and the Company may terminate the agreement at any time by notice in writing. In the case of termination, the Company is obligated to continue to pay:

(i)	salary for 12 months from the date of termination;

(ii)	any annual bonus and/or LTIP payment earned for a completed fiscal year prior to the effective date of termination;

(iii)	a pro-rata portion of the annual bonus for the fiscal year in which the date of termination occurs;

(iv)	any accrued but unused vacation days; and

(v)	a lump sum payment equal to the cost of the COBRA premium for 12 months of coverage at the same level as in effect immediately prior to the date of termination.

The employment agreement contains confidentiality and non-competition clauses.

Mr. Montalto has a rolling employment agreement and the Company may terminate the agreement at any time by notice in writing. In the case of termination, the Company is obligated to continue to pay:

(i)	salary for 12 months from the date of termination;

(ii)	any annual bonus and/or LTIP payment earned for a completed fiscal year prior to the effective date of termination;

(iii)	a pro-rata portion of the annual bonus for the fiscal year in which the date of termination occurs;

(iv)	any accrued but unused vacation days; and

(v)	a lump sum payment equal to the cost of the COBRA premium for 12 months of coverage at the same level as in effect immediately prior to the date of termination.

The employment agreement contains confidentiality and non-competition clauses.

Entitlement to any share options or LTIP awards is governed by the rules of the relevant scheme, and these service contracts all contain confidentiality and non-competition clauses.

Mr. Ristau has a rolling employment agreement and the Company may terminate the agreement at any time by notice in writing. In the case of termination:

(i)	the Company is obligated to continue to pay salary for 12 months from the date of termination.

(ii)	Mr. Ristau would also be entitled to earn a bonus and Omnibus Incentive Plan award on a pro-rata basis for the year of termination.

Termination will be subject to severance obligations if Mr. Ristau’s employment is terminated without cause (as defined in the contract) or if Mr. Ristau terminates his employment due to constructive termination (as defined in the contract and including certain events occurring within the one-year following a change of control). Upon the events described above, in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Ristau will be entitled to:

(i)	continued payment of base salary then in effect for 12 months (6 months in the case of the executive’s resignation during a specified period as described in the definition of constructive termination),

(ii)	a pro-rata portion of the annual bonus for the fiscal year in which such termination occurs, and

(iii)	a pro-rata portion of the Omnibus Incentive Plan award for the performance period in which such termination occurs. The service contract also includes other customary terms, including with respect to disability and death.

All severance payments and benefits (that were not accrued prior to termination) will be conditioned on the execution of a general release of claims against the Company, its affiliates and related parties and on continued compliance with the restricted covenants discussed above.

The employment agreement contains confidentiality and non-competition clauses.

Mr. Barnes has an employment agreement which terminates on January 29, 2014. Under the employment agreement, Mr. Barnes will be entitled to severance payments:

(i)	if he is terminated by the Company without “cause” (as defined in his employment agreement),

(ii)	if Mr. Barnes terminates his employment for “good reason” (as defined in his employment agreement) either prior to or following a “change in control” of the Company or Signet (as defined in his employment agreement), or

(iii)	if he dies during the term of the employment agreement.

In the event of any such termination, in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Barnes generally will be entitled to:

(i)	continued payment of base salary for twelve months following the date of termination,

(ii)	a lump sum amount equal to the target annual bonus for the fiscal year in which such termination occurs,

(iii)	a lump sum amount in respect of each then-ongoing performance cycle under the long-term incentive plan based on actual performance for any completed fiscal year and assuming that target performance was attained for the fiscal year of termination, pro-rated based on the number of calendar days that Mr. Barnes was employed during such fiscal year,

(iv)	continued group medical coverage for Mr. Barnes and his eligible dependents for up to twelve months following the date of termination, and

(v)	vesting of unvested restricted shares granted to Mr. Barnes as part of his make-whole payment.

If Mr. Barnes is terminated by the Company for cause or resigns without good reason, he will be entitled to accrued and unpaid benefits or obligations as well as a lump sum amount based on his annual target bonus for the fiscal year of termination, pro-rated for the number of days he was employed during such fiscal year. All severance payments and benefits (that were not accrued prior to termination) will be conditioned on the execution of a general release of claims against the Company, its affiliates and related parties and on continued compliance with the restricted covenants discussed above.

The employment agreement contains confidentiality and non-competition clauses.

Supplemental Retirement Benefits

Benefits under the Signet Group Pension Scheme, the Frozen DCP, and the DCP are vested for all named executive officers.

Change of Control

Under the Share Option, Share Save and Long Term Incentive Plans, if there is a change in control of the Company, or a Court Scheme of Arrangement affecting the Company, a partial vesting pro rata to the length of time since grant may occur at that time, provided the Compensation Committee is satisfied that the performance conditions have been fulfilled in respect of the period from the date of grant of an award to the date of the change of control. However, there is an exception in the rules where the change of control or Court Scheme of Arrangement involves an internal reconstruction of the Company in which case Awards will continue unaffected. Any share option granted pursuant to the vesting of an Award may only be exercised within six months of the date of the change in control or Court Scheme of Arrangement. Alternatively, with the consent of an acquiring company, a share option granted pursuant to the vesting of an Award may be exchanged for an option over shares in the acquiring company.

Following any de-merger, capitalization issue, any offer or invitation made by way of rights or any subdivision, consolidation, reduction or other variation in the share capital of Signet, the middle market price used to calculate the Share part of a vested award and share options granted pursuant to the vesting of an Award will be adjusted in such manner as the Compensation Committee shall determine and which, except in the case of a capitalization, is in the opinion of the auditors fair and reasonable.

Under the terms of the Omnibus Incentive Plan, if a change of control occurs, unless otherwise prohibited by applicable law, or unless the Compensation Committee determines otherwise in an award agreement, the Committee may (but is not required to) make adjustments in the terms of outstanding awards, such as: (i) continuation or assumption by the surviving company or its parent; (ii) substitution by the surviving company or its parent of awards with substantially the same terms; (iii) accelerated exercisability, vesting and/or lapse of restrictions immediately prior to the occurrence of such event; (iv) upon written notice, provision for mandatory exercise of any outstanding awards, to the extent then exercisable, during a certain period (contingent on the consummation of the change of control) at the end of which the awards terminate; and (v) cancellation of all or any portion for fair value (as determined by the Committee). Whilst it is the Committee’s intention in the event of a change of control to make adjustments in the terms of outstanding awards in accordance with (i) and (ii) above as the Committee is unable to predict the exact circumstance of any change of control, it is considered prudent to reserve to itself the discretion of considering alternatives (iii), (iv) and (v) if the circumstances warrant it.

Non-Competition Covenants Affected by Change in Control

The duration of certain non-competition covenants could be amended following termination of employment in the event a change in control was to occur. In the table above, we have not assigned any value to a potential cutback.

Death or Disability

If any of the named executive officers had died or become disabled during Fiscal 2011, share options then unvested would have vested early. The value of such early vesting is shown above. See the discussion of service contracts above contained in the “Compensation Discussion and Analysis” for additional information concerning death and disability benefits available to the named executive officers.

Early Termination

Although the circumstances of early termination will vary, only in very exceptional circumstances will explicit terms relating to compensation for early termination be included in contracts for named executive officers. Where no explicit compensation terms are included, departing named executive officers are expected to mitigate their loss by seeking alternative employment.

Section 162(m) of the Code

The Company’s right to claim a tax deduction with respect to compensation provided to covered employees may be subject to the limitations of Section 162(m) of the Revenue Code. However, qualified performance-based compensation is not subject to the limitations of Section 162(m) of the Revenue Code. “Covered employees” are those who as of the close of the taxable year, are the Company’s principal executive officer (as determined under the SEC’s disclosure rules) and any other employee who is subject to the SEC’s disclosure rules because the employee is one of the three highest compensated officers (other than the principal executive officer and the principal financial officer). We expect that Options and SARs granted under the Omnibus Incentive Plan and the Bonus Plan will be qualified performance-based compensation if: the exercise price of awards under the Omnibus Incentive Plan is no less than fair market value on the date of the grant; such plan is approved by the Shareholders of the Company (the Omnibus Incentive Plan was approved in 2009); and the members of the Compensation Committee are all “outside directors” as defined under Section 162(m) of the Revenue Code and the regulations promulgated thereunder.

Shares and cash awards under the Omnibus Incentive Plan and the Bonus Plan may be designed by the Committee to be qualified performance-based compensation with respect to most executive officers. However, outstanding awards made in Fiscal 2010 and 2011 under the Omnibus Incentive Plan do not qualify as performance-based compensation.

It is the current intention of the Board that the Committee shall at all times be composed of persons qualifying as “outside directors” and that the Committee shall consider the effect of Section 162(m) in designing and making awards under the Omnibus Incentive Plan and the Bonus Plan to covered employees. However, under the Omnibus Incentive Plan, the Committee has the discretion to make awards that will not be so qualified and may find it in the best interest of the Company to do so from time to time.

DIRECTOR COMPENSATION

The following table summarizes the total compensation awarded to, earned by, or paid to each of the Company’s Directors during Fiscal 2011, other than Messrs. Burman, Boyd and Barnes whose compensation is included in the Summary Compensation Table.

Name	Fees earned or paid in cash $	Stock Awards $	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total $
Sir Malcolm Williamson	250,000	100,000	—	—	350,000
Robert Blanchard	110,000	90,000	—	—	200,000
Dale Hilpert	90,000	90,000	—	—	180,000
Marianne Parrs	90,000	90,000	—	—	180,000
Thomas Plaskett	90,000	90,000	—	—	180,000
Russell Walls	125,000	90,000	—	—	215,000

The Company has a share ownership policy applicable to Directors to better align management’s interests with those of Shareholders over the long-term.

The Chairman is expected to build a holding of Common Shares with a minimum value of $250,000, to be achieved within five years of selection as Chairman, and independent Directors are expected to achieve a minimum share ownership of $150,000 within five years of election to the Board of Directors. The Chief Executive Officer, who is also a Director, is expected to build a holding of Common Shares with a minimum value of five times his base salary within five years of his selection as Chief Executive Officer. Once these share ownership holdings are achieved at any given share price, the requirement is considered to have been met notwithstanding any subsequent change in share price. The minimum holding is to be maintained while he or she is a Director of the Company (or with respect to the Chief Executive Officer, so long as he holds such office).

In October 2008, PayGovernance (then Towers Watson), our advisors, undertook a review of the pay practices of US companies in relation to independent directors and chairmen with a comparison against the pay practices followed by the Company previously. As a result of that review, the Chairman of the Board receives an annual fee of $350,000. This total is split so that $250,000 per annum is paid in cash quarterly, at the prevailing exchange rate, and $100,000 is paid in restricted shares to be delivered annually and based upon the closing share price on the day of the annual general meeting.

Also based on the review by PayGovernance (then Towers Watson) the annual basic fees for independent Directors were increased to $180,000 in October 2008. However the total is split so that $90,000 per annum is paid in cash quarterly in arrears (at the prevailing exchange rate where appropriate) and $90,000 is paid in restricted shares to be delivered annually and based upon the closing share price on the day of the annual general meeting. No Committee meeting fees are payable, but additional annual amounts are paid to the chairmen of each of the Committees in the sums of $20,000 per annum for the Audit and Compensation Committees and $15,000 for the Nomination and Corporate Governance Committee.

A further review was undertaken by PayGovernance in March 2011 but no changes to the structure or level of fees paid to the independent directors or chairman were made.

The Company has entered into indemnification agreements with the independent Directors (and some of the executive officers) of the Company, agreeing to indemnify such persons against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the Director was or is, or is threatened to be made, a party by reason of his or her service as a Director, Officer, employee or agent of the Company, provided that the Director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, provided he or she had reasonable cause to believe such actions were lawful. Each indemnification agreement also provides for the advance of expenses incurred by the Director in defending any proceeding.

PROPOSAL SIX

(Item 6 on the Proxy Card)

Advisory Vote to Approve the Compensation of Named Executive Officers as Disclosed in the Proxy Statement

Shareholders are being asked to vote on an advisory, non-binding basis on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis (“CDA”), the Fiscal 2011 Summary Compensation Table and related tables and narrative discussion contained in this Proxy Statement.

Explanation

Our Board of Directors recognizes the interest our Shareholders have in the compensation of our executives. In recognition of that interest and as required by the Dodd-Frank Act, we are providing our Shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC as set forth in this Proxy Statement (also referred to as “Say-on-Pay”).

As described in our CDA, Signet’s compensation philosophy has been designed to deliver competitive total compensation upon the achievement of annual and long-term financial goals that will attract, motivate and retain leaders who will drive the creation of Shareholder value. The primary compensation principle, therefore, is to target total delivered compensation at approximately the median of a customized group of comparator companies.

The Committee believes that our executive compensation programs, executive officer pay levels and individual pay actions approved for our executive officers, including our named executive officers, are directly aligned with our executive compensation philosophy, fully support its goals and provide an appropriate balance between risk and incentives. (Shareholders are urged to read the CDA section of this Proxy Statement, which discusses in greater detail how our compensation policies and procedures implement our executive compensation philosophy.)

We are asking our Shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal gives our Shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our Shareholders to vote FOR the following resolution at the Annual General Meeting:

“RESOLVED, that the compensation paid to Signet’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Shareholders should note that the vote is advisory and not binding on the Company and its Board of Directors or Compensation Committee. Our Board of Directors and Compensation Committee value the opinion of our Shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in our Proxy Statement, we will consider our Shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES EXCHANGE COMMISSION.

PROPOSAL SEVEN

(Item 7 on the Proxy Card)

Advisory Vote on the Frequency of the Say-on-Pay Vote):

Shareholders are being asked to provide an advisory, non-binding vote indicating their preference for the frequency of advisory votes on the compensation of our executive officers, the Say-on-Pay vote. Shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation to be held once every one, two, three years or they may abstain from voting.

Explanation

We are required by the Dodd-Frank Act to inquire of our Shareholders, at least once every six years, how frequently they would like the Say-on-Pay vote to be held – every one, two or three years. The Company can recommend a preferred approach, and the Board of Directors is recommending that in accordance with good corporate governance and transparency that Shareholders be given such a vote annually. In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our Shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement every year.

The option of one year, two years or three years that receives the highest number of votes cast by Shareholders will be the frequency for the advisory vote on executive compensation selected by our Shareholders. However, because this vote is advisory and is not binding on our Board of Directors or the Company, the Board may decide that it is in the best interests of our Shareholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE OPTION OF AN ANNUAL FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Appendix 1

Proposal One: Amendment of the Bye-laws of the Company

RESOLVED THAT the Bye-laws of the Company be and are hereby amended as follows:

1.	That the following new regulation be inserted in the Bye-laws as Regulation 40.1 and that the existing Regulations 40.1 to 40.9 (and cross-references to them) be re-numbered as Regulations 40.2 to 40.10 accordingly:

40.1	The Board of Directors shall be elected or appointed, except in the case of a casual vacancy or an appointment or election pursuant to rights referred to in Bye-law 40.9, at the annual general meeting or at any special general meeting called for that purpose.

2.	That Regulation 41 of the Bye-laws of the Company (Retirement by Rotation) be deleted and replaced with the following:

41.	Term of Office of Directors

Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

3.	That the references in the table of contents and in Regulation 79.2 to “41 (Retirement by Rotation)” be amended to read “41 (Term of Office of Directors)”.

Appendix 2

Signet Jewelers Limited

Annual Performance Bonus Plan

Article 1.    Establishment & Purpose

1.1 Establishment. Signet Jewelers Limited, a corporation registered in Bermuda, (“Signet” and in combination with its subsidiaries, the “Company”), hereby establishes the Annual Performance Bonus Plan (the “Plan”) as set forth herein.

1.2 Purpose of Plan. The purpose of this Plan is to motivate and reward employees of the Company by providing for annual incentive bonuses if pre-established annual performance goals are achieved. The Plan is also intended to qualify as a performance-based compensation plan under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

Article 2.    Administration

The Plan shall be administered by a compensation committee (the “Committee”) comprised exclusively of at least two members of the board of directors of Signet (the “Board”) who are “outside directors” within the meaning of Code Section 162(m) and United States Treasury Regulation § 1.162-27(c)(4). The Committee shall have the authority, subject to the provisions herein, (a) to select the employees to participate in the Plan; (b) to establish and administer the Performance Goals (as defined herein) and the bonus opportunities applicable to each participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; and (d) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final and binding upon the participants, the Company, and all other interested individuals.

Article 3.    Eligibility

Eligibility shall be limited to employees of the Company who may be a “covered employee” within the meaning of Code Section 162(m)(4) and United States Treasury Regulation § 1.162-27(c)(2) and such other employees, as determined by the Committee in its discretion. The Committee, in its discretion, shall designate in writing those eligible employees of the Company who shall participate in the Plan for any fiscal year or other period selected by the Committee (each a “Participant”) no later than the applicable deadline (the “Determination Date”) for the establishment of Performance Goals (as defined below) under United States Treasury Regulation § 1.162-27(e). Designation as a Participant shall be conclusive for the fiscal year or period to which the designation applies whether or not such employee is deemed a “covered employee” (within the meaning of Code Section 162(m)) in respect of such period. Designation as a Participant for any fiscal year or period shall not entitle an employee to participate in the Plan for any other fiscal year or period.

Article 4.    Performance Goals

4.1 Establishment of Performance Goals. A Participant’s bonus shall be determined based on the attainment of written performance goals (the “Performance Goals”) established by the Committee as of the beginning of each of the Company’s fiscal years or other accounting periods selected by the Committee which may be longer or shorter than a fiscal year (“Performance Periods”). The Performance Goals shall be established (a) while the outcome for the Performance Period is substantially uncertain and (b) no later than ninety (90) days after the commencement of the Performance Period to which the Performance Goal relates (or, if the Performance Period is less than one (1) year, no later than the number of days which is equal to twenty-five percent (25%) of such Performance Period). The Performance Goals need not be the same for all Participants.

4.2 Performance Measures. Performance Goals shall be based on any of the following business criteria (the “Performance Measures”), either alone or in any combination, on either a consolidated or business unit or divisional level, as the Committee may determine: (a) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (b) net income; (c) operating income; (d) earnings per Share; (e) book value per Share; (f) return on shareholders’ equity; (g) expense management; (h) return on investment; (i) improvements in capital structure; (j) profitability of an identifiable business unit or product; (k) maintenance or improvement of profit margins; (l) stock price; (m) market share; (n) revenues or sales; (o) costs; (p) cash flow; (q) working capital; (r) return on assets, (s) store openings or refurbishment plans, (t) staff training, and (u) corporate social responsibility policy implementation.

Any Performance Measure may be (i) used to measure the performance of the Company as a whole, any business unit thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. Subject to Section 162(m) of the Code, the Committee may adjust the performance goals (including to pro-rate goals and payments for a partial Performance Period) in the event of the following occurrences and may include such adjustments when setting a Performance Goal: (i) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies; (ii) mergers and acquisitions; and (iii) financing transactions, including selling accounts receivable.

Article 5.    Bonus Opportunity

No later than the Determination Date for each Performance Period, the Committee shall establish, in writing, the method for computing the amount of compensation that will be payable under the Plan to each Participant if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part. Such method shall be stated in terms of an objective formula that precludes discretion to increase the amount of the bonus that would otherwise be payable hereunder. The method need not be the same for all Participants. Notwithstanding anything to the contrary contained herein, the Committee may exercise negative discretion (within the meaning of United States Treasury Regulation § 1.162-27(e)(2)(iii)(A)) with respect to any bonus payable hereunder to reduce any amount that would otherwise be payable hereunder. Except as expressly provided in a Participant’s employment agreement, a Participant must be employed on the last day of the Performance Period to be eligible to receive a bonus.

Article 6.    Maximum Bonus

The maximum amount of compensation that may be paid under the Plan to any Participant for any fiscal year shall be $4,000,000.

Article 7.    Certification of Performance Goals and Payment of Bonus

7.1 Certification by Committee. As soon as practicable after the close of the Performance Period and prior to the payment of any bonus, the Committee shall review the Company’s performance and certify in writing the extent to which the applicable Performance Goals have been achieved. In accordance with Code Section 162(m), for this purpose, approved minutes of the Committee meeting in which the certification is made are treated as written certification.

7.2 Payment of Bonus After Certification. Each bonus, to the extent earned, shall be paid in a single lump sum cash payment, less applicable withholding taxes, as soon as practicable following the Committee’s certification described in Paragraph 7.1. Payments under this Plan are intended to qualify as short-term deferrals under Code Section 409A and shall be made no later than the 15th day of the third month following the later of Signet’s taxable year or the Participant’s taxable year in which the bonus is no longer subject to a substantial risk of forfeiture (as defined under Code Section 409A); provided, however, that any payment that is delayed due to an event described in United States Treasury Regulation § 1.409A-1(b)(4)(ii), shall be paid as soon as practicable.

Article 8.    Funding

The Plan shall be unfunded. The Company shall not be required to segregate any assets to ensure payment of any bonus under the Plan.

Article 9.    Amendment and Termination

The Company may amend or terminate the Plan at any time; provided, however, that no amendment shall cause any performance-based bonus payable under the Plan not to qualify under Code Section 162(m).

Article 10.    Stockholder Approval

Payment of any bonus under this Plan shall be contingent upon approval of this Plan (including the applicable Performance Goals relating thereto), in a separate vote, by a majority of the votes cast on this issue by Signet stockholders (including abstentions to the extent abstentions are counted as voting under applicable state law). Unless and until such stockholder approval is obtained, no bonus shall be paid pursuant to this Plan. To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to stockholders for their reapproval with respect to bonuses payable for the taxable years of Signet commencing on or after the fifth (5th) anniversary of the initial stockholder approval, or at such earlier time required by Code Section 162(m).

Article 11.    Effective Date

The Plan shall be effective on the date that stockholder approval is received.

Article 12.    Interpretation and Construction

Any provision of this Plan to the contrary notwithstanding, (a) bonuses under this Plan are intended to qualify as “qualified performance-based compensation” under Treasury Regulation § 1.162-27(e) and (b) any provision of the Plan that would prevent any bonus under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall be disregarded. No provision of the Plan, nor the selection of any Participant to participate in the Plan, shall constitute an employment agreement or affect the duration of any Participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Participant provides otherwise. All references in the Plan to sections of the Code or to Treasury Regulations shall be interpreted to include any amendment or successor provisions thereto. All bonuses awarded under the Plan shall be subject to the written policies of the Board, including any policy relating to the claw back of compensation, as they exist from time to time.

Article 13.    Governing Law

The terms of this Plan shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

* * *

This Plan was duly adopted and approved by the Board of Directors of Signet Jewelers Limited by resolution at a meeting held on the 28th day of March, 2011.

Form of Direction Annual General Meeting 2011 Form of Direction for use by holders within the Depositary Interest facility in relation to the Annual General Meeting to be held on June 16, 2011.

I/We, being (a) holder(s) of interests in securities of Signet Jewelers Limited via the Depositary Interest facility hereby direct Capita IRG Trustees (Nominees) Limited (see note 2) to vote in proportion to my/our holding at the Annual General Meeting of Signet Jewelers Limited to be held at the Hilton Akron/Fairlawn on, 3180 W. Market Street, Akron, Ohio 44333, United States at 11:00 a.m. EDT on June 16, 2011 and at any adjournment thereof (see note 5)

NOTICE OF AVAILABILITY— Notice of Meeting/Proxy Statement and 2011 Annual Report on Form 10-K

Important—please read carefully

You can now access the 2011 Annual Report on Form 10-K and Notice of Meeting/Proxy Statement and give your voting direction electronically by visiting the Company’s website: http://www.signetjewelers.com/shareholders.

You should read the 2011 Annual Report on Form 10-K and Notice of Meeting/Proxy Statement before you make a decision in respect of the proposals contained herein. This notification is not a summary of the proposals and should not be regarded as a substitute for reading the 2011 Annual Report on Form 10-K and Notice of Meeting/Proxy Statement.

Please note the deadline for receiving Forms of Direction is 11:00 a.m. EDT (4.00 p.m. UK time) on June 13, 2011, which is 72 hours before the start of the meeting.

Event Code:	Investor Code:	Barcode:

		Please mark ‘X’ to indicate how you wish to vote	For	Against	Abstain
1.	To amend the Company’s Bye-laws to provide for the annual election of Directors in the manner contemplated in Appendix 1 to the Proxy Statement.
2.	If proposal 1 is approved, to elect seven directors to the Company’s Board of Directors to serve until the next Annual General Meeting of Shareholders or until their respective successors are elected in accordance with the amended Bye-laws of the Company.
	a)	Sir Malcolm Williamson
	b)	Michael W. Barnes
	c)	Robert Blanchard
	d)	Dale Hilpert
	e)	Russell Walls
	f)	Marianne Parrs
	g)	Thomas Plaskett
3.	If proposal 1 is not approved, to elect the four directors who will retire in accordance with the current Bye-laws of the Company and the three directors who will retire voluntarily.
	a)	Sir Malcolm Williamson
	b)	Michael W. Barnes
	c)	Robert Blanchard
	d)	Dale Hilpert
	e)	Russell Walls
	f)	Marianne Parrs
	g)	Thomas Plaskett
4.	To appoint KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.
5.	To approve the Signet Jewelers Limited Annual Performance Bonus Plan.
6.	To hold a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).

	1 year	2 years	3 years	Abstain
7. To hold a non-binding advisory vote on the frequency of the Say-on-Pay vote.

Signature or common seal	Date	2011

Notes for completion of Form of Direction

NOTES:

1.	To be effective, this Form of Direction and the power of attorney or other authority (if any) under which it is signed, or a notarially or otherwise certified copy of such power or authority, must be deposited at Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU not later than 72 hours before the time appointed for holding the Annual General Meeting.

2.	Neither Capita IRG Trustees (Nominees) Limited nor its appointed custodian will exercise voting rights in the absence of express instructions from the beneficial holders within the Depositary Interest facility.

3.	Any alterations made to this Form of Direction must be initialled or will not be valid.

4.	In the case of a company this Form of Direction should be given under its common seal or under the hand of an officer or attorney duly authorized in writing.

5.	Please indicate how you wish Capita IRG Trustees (Nominees) Limited to vote the securities underlying your holding by placing an “X” in the box provided or by giving your voting direction electronically. If you wish to direct Capita IRG Trustees (Nominees) Limited to vote less than your full voting entitlement, please enter the number of securities that you would like Capita IRG Trustees (Nominees) Limited to exercise voting rights in respect of in the relevant box on the Form of Direction. On receipt of this form duly signed, you will be deemed to have authorized Capita IRG Trustees (Nominees) Limited to vote, or to abstain from voting, as per your instructions. If you wish to give your voting instruction electronically, please log-on to the website detailed in the box above, and click on UK Shareholder which will lead you to Capita Registrars’ share portal. From here, click on ‘Access your Account’ and follow the on-screen instructions. You will need your investor code which is provided on the Form of Direction.

6.	In the case of joint holders, this Form of Direction may be signed by any one of such holders, but the instruction of the senior who tenders a direction shall be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose seniority shall be determined by the order in which the names appear in the Nominee register.

7.	This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon. This personalized form is not transferable between different (i) account holders; (ii) classes of security; or (iii) uniquely designated accounts. Signet Jewelers Limited and Capita IRG Trustees (Nominees) Limited accept no liability for any instruction that does not comply with these conditions.

8.	If you would like to attend the 2011 Annual General Meeting, please contact Capita IRG Trustees (Nominees) Limited, Regulated Business Team, to request a Letter of Representation.

9.	Holders of interests in securities of Signet Jewelers Limited via the Depositary Interest facility may give a voting direction through CREST in accordance with the procedures set out in the CREST manual. You should refer to the instructions on page 3 of the Proxy Statement.

10.	You may revoke your direction at any time before it is voted by sending written notice of revocation or by submission of a properly executed direction bearing a later date to the Registrars.

Form of Proxy for Non-US Shareholders Annual General Meeting 2011

Form of Proxy for Non-US Shareholders for use at the Annual General Meeting to be held on June 16, 2011. Before completing this form, please read the explanatory notes on the reverse side.

I/We, being (a) holder(s) of Common Shares of US$ 0.18 each in Signet Jewelers Limited, hereby appoint the Chairman of the meeting or the following person (see note 1 on reverse side)

as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of the Company to be held at the Hilton Akron/Fairlawn, 3180 W. Market Street, Akron, Ohio 44333, United States at 11:00 a.m. EDT on June 16, 2011 and at any adjournment thereof. I/We direct my/our proxy to vote on the resolutions set out in the notice convening the Annual General Meeting as follows and otherwise as he shall think fit.

☐ Please tick here if this proxy appointment is one of multiple appointments being made.

NOTICE OF AVAILABILITY—

Notice of Meeting/Proxy Statement and 2011 Annual Report on Form 10-K

Important—please read carefully

You can now access the 2011 Annual Report on Form 10-K and Notice of Meeting/Proxy Statement and appoint a proxy to cast your vote electronically by visiting the Company’s website: http://www.signetjewelers.com/shareholders.

You should read the 2011 Annual Report on Form 10-K and Notice of Meeting/Proxy Statement before you make a decision in respect of the proposals contained herein. This notification is not a summary of the proposals and should not be regarded as a substitute for reading the 2011 Annual Report on Form 10-K and Notice of Meeting/Proxy Statement.

Please note the deadline for receiving proxies is 12:01 a.m. EDT (5.01 a.m. UK time) on June 16, 2011,

which is approximately 11 hours before the start of the meeting.

Event Code:	Investor Code:	Barcode:

		Please mark ‘X’ to indicate how you wish to vote	For	Against	Abstain
1.	To amend the Company’s Bye-laws to provide for the annual election of Directors in the manner contemplated in Appendix 1 to the Proxy Statement.
2.	If proposal 1 is approved, to elect seven directors to the Company’s Board of Directors to serve until the next Annual General Meeting of Shareholders or until their respective successors are elected in accordance with the amended Bye-laws of the Company.
	a)	Sir Malcolm Williamson
	b)	Michael W. Barnes
	c)	Robert Blanchard
	d)	Dale Hilpert
	e)	Russell Walls
	f)	Marianne Parrs
	g)	Thomas Plaskett
3.	If proposal 1 is not approved, to elect the four directors who will retire in accordance with the current Bye-laws of the Company and the three directors who will retire voluntarily.
	a)	Sir Malcolm Williamson
	b)	Michael W. Barnes
	c)	Robert Blanchard
	d)	Dale Hilpert
	e)	Russell Walls
	f)	Marianne Parrs
	g)	Thomas Plaskett
4.	To appoint KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.
5.	To approve the Signet Jewelers Limited Annual Performance Bonus Plan.
6.	To hold a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).

	1 year	2 years	3 years	Abstain
7. To hold a non-binding advisory vote on the frequency of the Say-on-Pay vote.

Signature or common seal	Date	2011

Notes for completion of Form of Proxy for Non-US Shareholders

Notes

1.	A member may appoint a proxy or proxies (who need not be a member of the Company). To appoint as a proxy a person other than the Chairman of the meeting delete the words ‘the Chairman of the meeting or’ and insert the full name of your proxy in the space provided. Please initial the amendment. You may also appoint more than one proxy provided each proxy is appointed to exercise the rights attached to a different share or shares held by you. The following options are available:

(a)	To appoint the Chairman as your sole proxy in respect of all your shares, simply fill in any voting instructions by placing an X in the appropriate box opposite each resolution and sign and date this Form of Proxy for Non-US Shareholders.
(b)	To appoint a person other than the Chairman as your sole proxy in respect of all your shares, delete the words ‘the Chairman of the meeting or’ and insert the name and address of your proxy in the spaces provided. Then fill in any voting instructions by placing an X in the appropriate box and sign and date this Form of Proxy for Non-US Shareholders.
(c)	To appoint a proxy in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s name the number of shares in relation to which they are authorized to act as your proxy. If left blank your proxy will be deemed to be authorized in respect of your full voting entitlement.
(d)	To appoint more than one proxy, please sign and date this Form of Proxy for Non-US Shareholders and attach a schedule listing the names and addresses (in block letters) of all of your proxies, the number of shares in respect of which each proxy is appointed (which, in aggregate, should not exceed the number of shares held by you) and indicating how you wish each proxy to vote or abstain from voting. If you wish to appoint the Chairman as one of your multiple proxies, simply write ‘the Chairman of the Meeting’. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given.
2.	Where the Chairman is appointed as your proxy, and unless otherwise indicated, the proxy will vote in accordance with the recommendations of the Board “for” each of the resolutions.
3.	This Form of Proxy for Non-US Shareholders must be completed and deposited by post or by hand so as to arrive, not later than 11 hours before the time set for the meeting, to Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, during usual business hours accompanied by any power of attorney (or other authority certified notarially or in some other way approved by the Directors) under which it is executed (if applicable).
4.	Please execute and date the Form of Proxy for Non-US Shareholders. A company must execute the Form of Proxy for Non-US Shareholders under either its common seal or the hand of a duly authorized Officer or attorney. In the case of an individual this Form of Proxy for Non-US Shareholders must be signed by the appointer or his agent duly authorized in writing.
5.	This Form of Proxy for Non-US Shareholders is for use by Non-US Shareholders in respect of the Shareholder account specified above only and should not be amended or submitted in respect of a different account.
6.	In the case of joint holders, the signature of only one of the joint holders is required but if more than one votes, the vote of the senior (according to the order in which the names stand in the register in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the votes of the other joint holder(s).
7.	The vote ‘Abstain’ option is to enable you to abstain on any particular resolution. Such a vote is not a vote in law and will not be counted in the votes ‘For’ and ‘Against’ a resolution.
8.	To submit your voting instruction electronically, you will need to go to the website on the reverse side and click on UK Shareholder which will lead you to Capita Registrars’ share portal. From here you can log-on to your share portal account or register for the share portal if you have not already done so. To register for the share portal you will need your investor code set-out on this Form of Proxy for Non-US Shareholders. Once registered you will immediately be able to submit a proxy vote. Please note that the Company takes all reasonable precautions to ensure that no viruses are present in any electronic communication it sends out but the Company cannot accept responsibility for loss or damage arising from the opening or use of any email as attachment from the Company and recommends that Shareholders subject all messages to virus checking procedures prior to use. Any electronic communication received by the Company including lodgement of a form of proxy, that is found to contain any virus will not be accepted.
9.	The proxy must attend the meeting in person to represent you. The completion and return of this Form of Proxy for Non-US Shareholders will not preclude you from attending and voting in person at the Meeting should you subsequently decide to do so.
10.	Any alteration made in this Form of Proxy for Non-US Shareholders should be initialled by the person(s) signing it.
11.	You may revoke your direction at any time before it is voted by sending written notice of revocation or by submission of a properly executed form of proxy bearing a later date to the Registrars or by attending the Annual General Meeting and giving notice of revocation in person.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

June 16, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual General Meeting Proxy Statement and

the Annual Report on Form 10-K to Shareholders for the year ended January 29, 2011 are available at http://www.signetjewelers.com/shareholders

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1.	To amend the Company’s Bye-laws to			☐	☐	☐	3.	If proposal 1 is not approved, to elect the four directors who will retire in accordance
	provide for the annual election of Directors in the manner contemplated in Appendix 1 to the Proxy Statement.							with the current Bye- laws of the Company and the three directors who will retire voluntarily.		FOR	AGAINST	ABSTAIN
								a)	Sir Malcolm Williamson	☐	☐	☐
2.	If proposal 1 is approved, to elect seven
directors to the Company’s Board of Directors
to serve until the next Annual General Meeting
of Shareholders or until their respective
successors are elected in accordance with the
	amended Bye-laws of the Company.							b)	Michael W. Barnes	☐	☐	☐
								c)	Robert Blanchard	☐	☐	☐
								d)	Dale Hilpert	☐	☐	☐

	a	)	Sir Malcolm Williamson	☐	☐	☐		e)	Russell Walls	☐	☐	☐

	b	)	Michael W. Barnes	☐	☐	☐		f)	Marianne Parrs	☐	☐	☐

	c	)	Robert Blanchard	☐	☐	☐		g)	Thomas Plaskett	☐	☐	☐

d	)	Dale Hilpert	☐	☐	☐	4.	To appoint KPMG LLP as independent auditor of the
Company, to hold office from the conclusion of this
Meeting until the conclusion of the next Annual
General Meeting of the Company and to authorize the
								Audit Committee to determine its compensation.		☐	☐	☐
	e	)	Russell Walls	☐	☐	☐
	f g	) )	Marianne Parrs Thomas Plaskett	☐ ☐	☐ ☐	☐ ☐
							5.	To approve the Signet Jewelers Limited Annual Performance Bonus Plan.		☐	☐	☐

							6.	To hold a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).		☐	☐	☐

									1 year	2 years	3 years	ABSTAIN

							7.	To hold a non-binding advisory vote on the frequency of the Say-on-Pay vote.	☐	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.						☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SIGNET JEWELERS LIMITED

Proxy for the Annual General Meeting of Shareholders on June 16, 2011

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints the Chairman of the meeting with full power of substitution and power to act alone, as proxy to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Signet Jewelers Limited, to be held at The Hilton Akron / Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333 United States, on Thursday, June 16, 2011 at 11:00 a.m. EDT, and at any adjournments or postponements thereof, as set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 4, 5 & 6, A VOTE IN FAVOR OF “1 YEAR” IN THE CASE OF PROPOSAL 7, AND A VOTE “FOR” EACH NOMINEE LISTED IN PROPOSAL 2 UNLESS PROPOSAL 1 IS NOT APPROVED, IN WHICH CASE THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE LISTED IN PROPOSAL 3. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IN NOT SPECIFIED.

(Continued and to be signed on the reverse side.)

14475

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

June 16, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.signetjewelers.com/shareholders” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Enter your voting instructions up until June 16, 2011 at 12:01 a.m. which is approximately 11 hours before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual General Meeting Proxy

Statement and the Annual Report on Form 10-K to Shareholders for the year ended January 29, 2011 are available at http://www.signetjewelers.com/shareholders

¯Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN
1.	To amend the Company’s Bye-laws to		☐	☐	☐	3.	If proposal 1 is not approved, to elect the four directors who will retire in accordance
	provide for the annual election of Directors in the manner contemplated in Appendix 1 to the Proxy Statement.						with the current Bye-laws of the Company and the three directors who will retire voluntarily.		FOR	AGAINST	ABSTAIN
							a)	Sir Malcolm Williamson	☐	☐	☐
2.	If proposal 1 is approved, to elect seven
directors to the Company’s Board of Directors
to serve until the next Annual General Meeting
of Shareholders or until their respective
successors are elected in accordance with the
	amended Bye-laws of the Company.						b)	Michael W. Barnes	☐	☐	☐
							c)	Robert Blanchard	☐	☐	☐
							d)	Dale Hilpert	☐	☐	☐

	a)	Sir Malcolm Williamson	☐	☐	☐		e)	Russell Walls	☐	☐	☐

	b)	Michael W. Barnes	☐	☐	☐		f)	Marianne Parrs	☐	☐	☐

	c)	Robert Blanchard	☐	☐	☐		g)	Thomas Plaskett	☐	☐	☐

d)	Dale Hilpert	☐	☐	☐	4.	To appoint KPMG LLP as independent auditor of the
Company, to hold office from the conclusion of this
Meeting until the conclusion of the next Annual
General Meeting of the Company and to authorize the
							Audit Committee to determine its compensation.		☐	☐	☐
	e)	Russell Walls	☐	☐	☐
	f) g)	Marianne Parrs Thomas Plaskett	☐ ☐	☐ ☐	☐ ☐
						5.	To approve the Signet Jewelers Limited Annual Performance Bonus Plan.		☐	☐	☐

						6.	To hold a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).		☐	☐	☐

								1 year	2 years	3 years	ABSTAIN

						7.	To hold a non-binding advisory vote on the frequency of the Say-on-Pay vote.	☐	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

To Be Held On:

June 16, 2011 at 11:00 a.m. EDT

at the Hilton Akron/Fairlawn, 3180 W. Market Street, Akron, Ohio, United States

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and should not be regarded as a substitute for reading the proxy materials. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before June 1, 2011.

Please visit http://www.signetjewelers.com, where the following materials are available for view:

• Notice of Annual General Meeting of Shareholders
• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-776-9962 or 718-921-8562 (for international callers)
E-MAIL: info@amstock.com
WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:	ONLINE: To access your online proxy card, please visit www.signetjewelers.com/shareholders and follow the on-screen instructions. You may enter your voting instructions up until June 16, 2011 at 12:01 a.m. which is approximately 11 hours before the start of the meeting.

IN PERSON: You may vote your shares in person by attending the Annual General Meeting.

TELEPHONE: If you are US Shareholder you may vote by telephone. To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call.

MAIL: If you wish to vote by mail, you may request a form of proxy by following the instructions above.

The Board of Directors recommends a vote “for” Proposals 1, 4, 5 and 6, in favor of “1 year” on Proposal 7, and “for” each nominee listed in Proposal 2 or “for” each nominee listed in Proposal 3 if Proposal 1 is not approved by the stockholders:

1.   To amend the Company’s Bye-laws to provide for the annual election of Directors in the manner contemplated in Appendix 1 to the Proxy Statement.

2.   If proposal 1 is approved, to elect seven directors to the Company’s Board of Directors to serve until the next Annual General Meeting of Shareholders or until their respective successors are elected in accordance with the amended Bye-laws of the Company.

a)   Sir Malcolm Williamson

b)  Michael W. Barnes

c)   Robert Blanchard

d)  Dale Hilpert

e)   Russell Walls

f)   Marianne Parrs

g)  Thomas Plaskett

3.   If proposal 1 is not approved, to elect the four directors who will retire in accordance with the current Bye-laws of the Company and the three directors who will retire voluntarily.

a)   Sir Malcolm Williamson

b)  Michael W. Barnes

c)   Robert Blanchard

d)  Dale Hilpert

e)   Russell Walls

f)   Marianne Parrs

g)  Thomas Plaskett

4.   To appoint KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.

5.   To approve the Signet Jewelers Limited Annual Performance Bonus Plan.

6.   To hold a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).

7.   To hold a non-binding advisory vote on the frequency of the Say-on-Pay vote.